UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )
Filed by the Registrant
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
SPX Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023 Notice of Annual Meeting of Stockholders and Proxy Statement

Fellow Stockholders:

On behalf of the Board of Directors, we invite you to attend the SPX Technologies 2023 Annual Meeting of Stockholders on May 9, 2023, at 8:00 a.m. (Eastern Time). This year’s meeting will be held by a virtual format, conducted via live webcast.

2022 Review – Another Year of Strong Performance

SPX had another year of strong growth in 2022, with numerous additional successes. We achieved meaningful organic growth, completed the acquisition of International Tower Lighting, LLC (“ITL”) to expand our position in our Aids to Navigation platform, and significantly reduced our exposure to legacy liabilities through the divestiture of our asbestos portfolio. We also advanced our continuous improvement and digital initiatives, which will continue to contribute to our profitability in future years and adopted sustainability commitments that align with our culture and values, including a 30% reduction in greenhouse gas emissions intensity by 2030†.

These successes did not come without challenges. Our teams worked hard to overcome continued inflationary pressures as well as supply chain and labor constraints, leveraging our business system to meet strong levels of customer demand. For the year, our consolidated revenue increased 19.8%, with strong performances in both of our segments, including year-on-year growth in segment income of 25.8% for HVAC and 22.8% for Detection & Measurement.

Well Positioned to Continue Our Growth Journey

We entered 2023 in a very strong position. We have historically high levels of backlog in both our HVAC and Detection & Measurement segments, good operational momentum, and a solid balance sheet with substantial capacity to fund growth investments. We have also strengthened our capabilities with the addition of exceptional talent to the team.

Looking ahead, we will continue to closely adhere to our successful value creation roadmap, focusing on new product introductions, customer-led digital and software solutions, and a culture of continuous improvement in all aspects of our business. We also anticipate accelerating efficiency enhancing investments, and continuing to pursue strategic acquisitions across our platforms.

Our commitment to sustainability remains central to our growth journey, and we will continue to shape and prepare our organization to thrive in a world where society increasingly demands low-impact solutions to sustainably manage and maintain critical infrastructure. In 2023 we are focused on further integrating environmental, social and governance considerations into our continuous improvement and strategic planning processes. This includes continued investments in our people through training, education, and talent management programs, as well as our successful Diversity & Inclusion initiatives.

Our guidance range for 2023 includes another double-digit increase in adjusted earnings per share at the midpoint, excluding any impact from potential capital deployment. We believe that our goals we have set reflect a high level of expectations for our team, and a commitment to delivering the strong performance that investors have come to expect from SPX Technologies.

Meeting Attendance and Voting

All SPX stockholders of record at the close of business on March 13, 2023, are entitled to vote on the matters listed at the Annual Meeting. To ensure that your shares will be represented, we ask you to vote by telephone, mail, or over the internet as soon as possible.

On behalf of the Board of Directors and our leadership team, we would like to express our gratitude to our employees for working tirelessly to achieve our goals, and to you, our stockholders, for your valuable feedback and continued interest in SPX Technologies.

Sincerely,

Patrick O’Leary Chairman of the Board of Directors	Gene Lowe President and Chief Executive Officer

† Reduction of scope 1 and scope 2 greenhouse gas emissions as a percentage of consolidated revenue, using 2019 as the baseline year.

6325 Ardrey Kell Rd, Suite 400

Charlotte, North Carolina 28277

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 9, 2023

8:00 a.m. (Eastern Time)

Virtually via live webcast at meetnow.global/MLUHG9Y.

There is no physical location for the Annual Meeting. Further information regarding attendance, including how to access the virtual meeting, is set forth in the “Question and Answers” section of this proxy statement.

Agenda

The principal business of the Annual Meeting will be to:

1.	Elect the three nominees named in our Proxy Statement to serve as directors until our 2026 Annual Meeting;

2.	Approve our named executive officers’ compensation, on a non-binding advisory basis;

3.	Recommend the frequency of future advisory votes on our named executive officers’ compensation, on a non-binding advisory basis;

4.	Ratify our Audit Committee’s appointment of our independent registered public accounting firm for 2023; and

5.	Transact any other business properly brought before the meeting or any adjournment thereof.

Record Date

March 13, 2023

You may vote during the virtual Annual Meeting or by proxy if you were a stockholder of record at the close of business on March 13, 2023. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

Proxy Materials

This year, we are again electronically disseminating Annual Meeting materials to some of our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders for whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,

John W. Nurkin

Vice President, General Counsel and Secretary

Approximate Date of Mailing of Proxy Materials or

Notice of Internet Availability:

March 28, 2023

Proxy Statement

Annual Meeting of Stockholders

The Annual Meeting of our stockholders will be held at 8:00 a.m. (Eastern Time), on Tuesday, May 9, 2023, virtually on the internet.

You will be able to attend the Annual Meeting, vote (if you are a stockholder of record) and submit questions during the meeting by visiting meetnow.global/MLUHG9Y. Stockholders who hold shares of our common stock in “street name” may direct the holder of record how to vote their shares at the meeting by following the instructions that they receive from the holder of record.

We are furnishing this Proxy Statement to our stockholders of record as of March 13, 2023 in connection with the solicitation of proxies by our Board of Directors for the 2023 Annual Meeting of Stockholders and any adjournment or postponement of the meeting.

On August 15, 2022, we completed a holding company reorganization transaction by executing a tax-free merger of SPX Corporation, the former public traded corporation, into a newly-formed subsidiary of SPX Technologies, Inc. (the “Company,”, “SPX,” “we” or “us”), which was then a subsidiary of SPX Corporation and is now our publicly traded holding company and the successor registrant to SPX Corporation. In this merger transaction, each share of the common stock of SPX Corporation was automatically converted into an equivalent corresponding share of the Company’s common stock having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of SPX Corporation common stock being converted. Accordingly, upon consummation of the holding company reorganization, the stockholders of SPX Corporation became stockholders of the Company. The individuals serving as officers and directors of SPX Corporation immediately prior to this transaction became the officers and directors of the Company. Information with respect to our officers and directors presented in this proxy statement for periods prior to the consummation of the holding company reorganization include their respective service, and compensation from, SPX Corporation. For example, although each of the directors of the Company was first elected to the Company’s Board of Directors in August 2022, the biographical and other information with respect to the tenure of such individuals as directors includes their service as directors of SPX Corporation for periods prior to the consummation on August 15, 2022 of the holding company reorganization.

Our 2022 Annual Report to Stockholders, which includes our annual report on Form 10-K without exhibits, accompanies this Proxy Statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Paul Clegg, Vice President, Investor Relations and Communications, SPX Technologies, Inc., 6325 Ardrey Kell Rd, Suite 400, Charlotte, North Carolina 28277.

Important Notice Regarding the Availability of Proxy Materials

for the 2023 Annual Meeting of Stockholders:

The Notice of Annual Meeting, Proxy Statement, and our 2022 Annual Report

to Stockholders are available electronically at

www.envisionreports.com/SPXC (for stockholders of record) or

www.edocumentview.com/SPXC (for all other stockholders).

Certain statements in this Proxy Statement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Please read these forward-looking statements in conjunction with our annual report on Form 10-K included in the accompanying 2022 Annual Report to Stockholders, which identifies important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. In addition, estimates of future operating results are based on the Company’s current complement of businesses, which is subject to change.

MEETING AND VOTING HIGHLIGHTS	i

CORPORATE GOVERNANCE	1

DIRECTOR COMPENSATION	8

Director Compensation Table	9

PROPOSAL 1: ELECTION OF DIRECTORS	10

Nominees for Election	10

Directors Continuing to Serve	12

Director and Nominee Skills and Experience	15

OWNERSHIP OF COMMON STOCK	16

Stock Ownership Guidelines	16

Ownership of Common Stock	17

Directors and Executive Officers	17

Principal Stockholders	18

Delinquent Section 16(a) Reports	18

EXECUTIVE COMPENSATION	19

Compensation Discussion and Analysis	19

Risk Analysis	31

Compensation Committee Report	32

Compensation Tables	33

Summary Compensation Table	33

Pay Versus Performance Disclosure	36

Grants of Plan-Based Awards	40

Outstanding Equity Awards at Fiscal Year-End	41

Option Exercises and Stock Vested	43

Nonqualified Deferred Compensation	43

Potential Payments Upon Termination or Change-in-Control	45

Equity Compensation Plan Information	48

PROPOSAL 2: APPROVAL OF NAMED EXECUTIVE OFFICERS’ COMPENSATION, ON A NON-BINDING ADVISORY BASIS (“SAY-ON-PAY”)	49

PROPOSAL 3: RECOMMENDATION ON FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICERS’ COMPENSATION, ON A NON-BINDING ADVISORY BASIS (“SAY-ON-FREQUENCY”)	50

AUDIT MATTERS	51

Audit Committee Report	51

Other Audit Information	52

Audit and Non-Audit Fee Table	52

Pre-Approval by Audit Committee	52

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	53

QUESTIONS AND ANSWERS	54

Proxy Materials	54

Annual Meeting	54

Voting and Quorum	56

Communications and Stockholder Proposals	58

APPENDIX A – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES	A-1

2023 PROXY STATEMENT

Forward-looking Statements: Certain statements in this Proxy Statement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially from these statements. Please consider these forward-looking statements in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in the Company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the Company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty of claims resolution with respect to the large power projects in South Africa, as well as claims with respect to, environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response there to; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the Company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of the COVID-19 pandemic and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting the Company’s business, including regulatory changes; changes in worldwide economic conditions; uncertainties with respect to the Company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any announced acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Our adjusted earnings per share guidance for full year 2023 is not a measure under generally accepted accounting principles in the United States (“GAAP”) and excludes items, which would be included in our comparable GAAP financial measure, that we do not consider indicative of our on-going performance; and is calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measure presented in Appendix A to this Proxy Statement. These items include, but are not limited to, acquisition related costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. The full-year guidance excludes impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the fourth quarter, the impact of foreign exchange rate changes subsequent to the end of the fourth quarter of 2022, and environmental and litigation charges. See Appendix A for additional information with respect to non-GAAP financial measures included in this Proxy Statement.

2023 PROXY STATEMENT

MEETING AND VOTING HIGHLIGHTS

This summary highlights information about the Company, vote recommendations of our Board of Directors (“Board”), and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for the Company’s 2023 Annual Meeting of Stockholders (“Annual Meeting” or “meeting”). This summary does not contain all of the information that you should consider in voting your shares. Before voting, you should carefully read the entire Proxy Statement and our 2022 Annual Report to Stockholders.

Annual Meeting

Time and Date:	8:00 a.m. (Eastern Time), Tuesday, May 9, 2023

Place:	Virtually via the internet at:
meetnow.global/MLUHG9Y

Record Date:	March 13, 2023

Purpose of Meeting and Board Recommendations

Proposals		Board Vote Recommendation	Votes Required for Approval	Page Reference
Proposal 1:	Election of Directors	FOR each nominee	Majority of votes cast	10
Proposal 2:	Approval of Named Executive Officers’ Compensation, on a Non-binding Advisory Basis (“Say-on-Pay”)	FOR	Majority of votes cast	49
Proposal 3:	Recommendation on Frequency of Future Advisory Votes on Named Executive Officers’ Compensation, on a Non-binding Advisory Basis (“Say-on-Frequency”)	FOR EVERY “1 YEAR”	Greatest number of votes cast	50
Proposal 4:	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority of shares present or represented by proxy and entitled to vote	53

The Board strongly encourages you to exercise your right to vote on these matters. Your vote is important.

Who May Vote

Holders of SPX common stock whose shares are recorded directly in their names in our stock register (“stockholders of record”) at the close of business on March 13, 2023, may vote their shares on the matters to be acted upon at the meeting. Stockholders who hold shares of our common stock in “street name,” that is, through an account with a broker, bank, trustee, or other holder of record, as of such date may direct the holder of record how to vote their shares at the meeting by following the instructions that they receive from the holder of record.

A list of stockholders entitled to vote at the meeting will be available for examination at our principal executive offices located at 6325 Ardrey Kell Rd, Suite 400, Charlotte, North Carolina 28277, for a period of at least ten days prior to the Annual Meeting and during the meeting. The stock register will not be closed between the record date and the date of the meeting.

i	2023 PROXY STATEMENT

How to Vote

How to Vote		Stockholders of Record*	Street Name Holders†
MOBILE DEVICE	Scan the QR Code to vote using your mobile device:		Refer to voting instruction form.

INTERNET	Visit the applicable voting website:	www.envisionreports.com/ SPXC	www.proxyvote.com

TELEPHONE	Within the United States, U.S. Territories, and Canada, on touch-tone telephone, call toll free:	1-800-652-VOTE (8683)	Refer to voting instruction form.

MAIL	Complete, sign, and mail your proxy card or voting instruction form in the self-addressed envelope provided for receipt no later than May 8, 2023.

MEETING	For instructions on attending and voting during the Annual Meeting virtually on the internet, please see below and page 54.
*	You hold shares registered in your name with SPX’s transfer agent, Computershare, or you are an Employee Benefit Plan Participant.
†	You hold shares held through a broker, bank, trustee, or other holder of record.

Your voting instructions must be received prior to the start of the meeting at 8:00 a.m., on May 9, 2023, if you are not voting at the meeting. Voting instructions submitted by participants in the KSOP Trust must be received by 9:00 a.m. (Eastern Time) on May 5, 2023.

Admission to Meeting

The Annual Meeting will be held solely as a virtual meeting live via the Internet. You will be able to attend the Annual Meeting via live webcast by visiting the Company’s virtual meeting website (meetnow.global/MLUHG9Y) at the meeting time. Upon visiting the meeting website, you will be prompted to enter your 15-digit control number provided on your Notice of Internet Availability of Proxy Materials or proxy card you received with your proxy materials.

If you hold your shares in street name, in order to join the virtual meeting as a stockholder and be able to vote and submit questions during the Annual Meeting, you will need to contact your broker, bank or other holder to receive proof of your beneficial ownership and submit such proof, along with your name and email information, to Computershare in advance of the Annual Meeting no later than 5:00 p.m. (Eastern Time) on May 4, 2023, which may be submitted via email to legalproxy@computershare.com,or via mail to Computershare, SPX Technologies, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001. Upon receipt of such beneficial ownership proof, Computershare will then register you for attendance at the virtual meeting and provide you with registration information needed to join the meeting as a stockholder.

Additional Information

More detailed information about the Annual Meeting and voting can be found in “Questions and Answers” beginning on page 54.

2023 PROXY STATEMENT	ii

CORPORATE GOVERNANCE

CODE OF ETHICS AND BUSINESS CONDUCT

We have adopted a Code of Ethics and Business Conduct that applies to all our directors, officers, and employees, including our chief executive officer and senior financial and accounting officers. Our Code of Ethics and Business Conduct requires each director, officer, and employee to avoid conflicts of interest; comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interest of our Company and our stockholders. In addition, our Code of Ethics and Business Conduct acknowledges special ethical obligations for financial reporting. We maintain a current copy of our Code of Ethics and Business Conduct, and we will promptly post any amendments to or waivers of our Code of Ethics and Business Conduct regarding our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance—Commitment to Ethics and Compliance.”

CORPORATE GOVERNANCE GUIDELINES

As part of its ongoing commitment to good corporate governance, the Board has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines are reviewed annually by the Governance & Sustainability Committee and approved by the full Board to maintain the most up-to-date governance practices. These guidelines assist the Board in the exercise of its responsibilities and may be amended by the Board from time to time. Our Corporate Governance Guidelines are available on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance.”

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines require that a substantial majority of the Board meet the independence requirements of the listing standards of the New York Stock Exchange (“NYSE”). At least annually, our Board reviews whether each of our directors is independent. The Board has adopted Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance.” Based on its most recent annual review, the Board has concluded that Patrick J. O’Leary, Ricky D. Puckett, David A. Roberts, Meenal A. Sethna, Ruth G. Shaw, Robert B. Toth, Tana L. Utley, and Angel Shelton Willis, are independent, as defined in our Independence Standards and the listing standards of the NYSE. The Board has concluded that Eugene J. Lowe, SPX’s President and Chief Executive Officer (“CEO”), is not independent as defined in our Independence Standards and the listing standards of the NYSE.

The non-employee members of the Board meet regularly in executive session without management. In addition, the non-employee members of the Board meet in executive session on a regular basis with the CEO and such other management as the Board deems appropriate.

ESG MATTERS

In addition to our Corporate Governance Guidelines, we have implemented programs to ensure that SPX is engaged in effective and appropriate environmental, social and governance (“ESG”) practices. In January 2023, SPX published its ESG commitments, which reflect the important role of ESG in our culture and our value creation journey. The Governance & Sustainability Committee of the Board oversees the governance of SPX’s ESG program. At the direction of the Board, the Company has formed an ESG Steering Committee, which provides periodic reports to the Governance & Sustainability Committee on the Company’s ESG initiatives and efforts. These initiatives and efforts are published in SPX’s sustainability report, the most recent of which can be found on our website (www.spx.com), under the heading “Investor Relations—Sustainability.”

RISK OVERSIGHT

The Board exercises overall risk governance at SPX, with committees taking the lead in discrete areas of risk oversight. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements; the Compensation Committee is primarily responsible for risk oversight relating to executive compensation; and the Governance & Sustainability Committee is primarily responsible for risk oversight relating to corporate governance, including with respect to ESG matters. Committees report to the Board on risk management matters.

Management presents to the Audit Committee its view of the principal risks facing SPX in a dedicated “enterprise risk management” presentation at least once a year. Matters such as risk tolerance and management of risk are also discussed at this meeting. Further, management periodically reviews with the Audit Committee our major risk exposures, identified through the enterprise risk management process, as well as the steps management has taken to monitor and control such exposures.

2023 PROXY STATEMENT	1

CORPORATE GOVERNANCE

We conduct an annual in-depth review of the risks associated with our incentive-based compensation arrangements and practices, and management presents to the Compensation Committee its view on such risks. In 2022, we again determined that the risks associated with these arrangements are appropriate. See “Risk Analysis,” on page 31, for further discussion.

In addition, the Board explicitly addresses risk in a wide range of discussions, including those relating to segment or business unit activities, specific corporate functions (such as treasury, tax, capital allocation, legal, etc.), cybersecurity, claims related to our South African subsidiary, ongoing litigation, and consideration of extraordinary transactions. In addition to the Board’s active role in these discussions, the Board has full access to management, as well as the ability to engage advisors, in order to assist in its risk oversight role.

CHARITABLE CONTRIBUTIONS

It is the policy of the Board that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.

From time to time, SPX may make contributions to charitable organizations for which a member of our Board or one of our executive officers serves as a director or officer. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of (1) $1 million or (2) 2% of the charitable organization’s consolidated gross revenues.

STRATEGIC PLANNING

Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our Company. Our Board has been instrumental in determining our next steps as we focus on growth with an emphasis on strengthening our current complement of businesses while living up to our values and our commitment to ESG principles.

•	Constant Focus on Strategy: Throughout the year, our Board provides guidance to management on strategy and helps to refine business plans to implement the strategy.

•

Detailed Annual Review of Strategy: Each year, typically during the third quarter, the Board holds an extensive meeting with senior management dedicated to discussing and reviewing our long-term business plans and overall corporate strategy. As part of this meeting, our CEO leads a discussion of potential growth opportunities, key risks to the plans and strategy, and risk mitigation plans and activities.

Furthermore, in setting our business strategy, the Board plays a critical role in determining the types and appropriate levels of risk undertaken by the Company.

COMMUNICATIONS WITH DIRECTORS

Interested parties may communicate with any of our non-employee directors by writing to the director in care of our Corporate Secretary at our address shown on the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. In accordance with the policy adopted by our non-employee directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-employee director and will regularly provide the non-employee directors with a summary of all substantive communications.

DIRECTOR NOMINEES, QUALIFICATIONS, AND DIVERSITY

The Governance & Sustainability Committee is responsible for proposing director nominees and will consider director nominee recommendations offered by stockholders in accordance with our By-laws. The Governance & Sustainability Committee selects individuals as director nominees based on the following:

•	Business and professional accomplishments;

•	Integrity;

•	Demonstrated ability to make independent analytical inquiries;

•	Ability to understand our businesses;

•	Absence of conflicts of interest;

2	2023 PROXY STATEMENT

CORPORATE GOVERNANCE

•	Willingness to devote the necessary time to Board duties; and

•

Alignment of skills with those identified by the Board as desirable for the advancement of the Company; for more details on such identified areas, see our skills matrix under “Director and Nominee Skills and Experience” on page 15.

The Board and the Governance & Sustainability Committee require each director to have a proven record of success and leadership. In order to maintain appropriate flexibility to adjust to evolving needs, neither the Board nor the Governance & Sustainability Committee has set minimum requirements with respect to age, education, or years of business experience or has designated specific expertise required for directors. Rather, the Governance & Sustainability Committee seeks to structure the Board so that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Governance & Sustainability Committee has no set diversity policy or targets, but places what it believes to be appropriate emphasis on certain skills, experience, and background that it determines adds, or would add, value to our Board. In addition, the Governance & Sustainability Committee considers the demographic make-up of the board and emphasizes identifying and recruiting candidates that are members of under-represented communities. Knowledge of our industries and strategic perspective, as well as financial expertise, operational experience, and expertise with strategy development (including mergers and acquisitions), are examples of attributes that our Board and the Governance & Sustainability Committee consider important. The Governance & Sustainability Committee also considers effective interaction among Board members and between the Board and management to be crucial factors in considering individuals for nomination.

The Governance & Sustainability Committee considers the criteria listed above at least each time the director is re-nominated for Board membership or when considering additions to the Board. At such times as the Board and the Governance & Sustainability Committee determine there is a need to add or replace a director, the Governance & Sustainability Committee identifies director candidates through references from its members, other directors, management, or outside search firms, if appropriate. The Governance & Sustainability Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

Any stockholder who wishes to recommend an individual for consideration by the Governance & Sustainability Committee should provide written notice of the recommendation to our Corporate Secretary at our address shown on the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. Such notice must be accompanied by certain disclosures, including written information about the recommended nominee’s business experience and background, and documentation required under our By-laws for stockholder nominations of directors, as well as a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, that he or she will serve as a director. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Once the Governance & Sustainability Committee identifies a director candidate, directors and members of management interview the candidate. Following that process, the Governance & Sustainability Committee and the Board determine whether to nominate the candidate for election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our By-laws require that any director appointed to the Board other than at an annual meeting of stockholders be submitted for election by our stockholders at the next annual meeting.

DIRECTOR ELECTION

In uncontested elections, we elect directors by majority vote. Under this voting standard, the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission (“SEC”). This year’s election is uncontested. Accordingly, the majority vote standard will apply.

If a nominee already serving as a director is not elected at an annual meeting, then the law of the State of Delaware (SPX’s state of organization) provides that the director will continue to serve on the Board as a “holdover director” until his or her successor is elected. Our Governance & Sustainability Committee, however, has established procedures in our Corporate

2023 PROXY STATEMENT	3

CORPORATE GOVERNANCE

Governance Guidelines requiring directors to tender to the Board advance resignations. The Board will nominate for election or re-election as a director only those candidates who agree to tender, promptly following each annual meeting of stockholders at which they are subject to re-election as a director, irrevocable resignations that will be effective only if (1) the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election, and (2) the Board accepts the resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this provision.

In the event a resignation is triggered as a result of a director failing to receive sufficient votes, the Governance & Sustainability Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Governance & Sustainability Committee’s recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of certification of the election results.

ATTENDANCE AT ANNUAL MEETING

It is our policy to invite all members of our Board to attend our Annual Meeting. While their attendance is not required, all of our directors attended our 2022 annual meeting of stockholders virtually.

INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee has retained Pearl Meyer as its sole independent compensation consultant. Pearl Meyer does not provide any services to our Company other than advice to and services for the Compensation Committee relating to compensation of all executives and the Governance & Sustainability Committee relating to compensation of our non-employee directors. The independent compensation consultant may provide other consulting services to SPX, on a limited basis and only with approval from the Compensation Committee or the Governance & Sustainability Committee. The Compensation Committee reviews services provided by its independent compensation consultant on at least an annual basis.

The independent compensation consultant:

•	Assesses data relating to executive pay levels and structure;

•	Reviews design and recommendations for annual and long-term incentive plans;

•	Conducts risk assessment of the Company’s executive incentive plans;

•

Works with management to develop management’s recommendations to the appropriate committee on compensation amounts and structure for all directors and executive officers other than the President and CEO;

•	Presents to the Compensation Committee recommendations on compensation amounts and structure for the President and CEO;

•	Presents to the Governance & Sustainability Committee recommendations on compensation amounts and structure for the non-employee directors;

•	Reviews and provides analysis to the Compensation Committee on management’s recommendations relating to executive officer compensation;

•	Recommends the list of peer companies against which we benchmark our executive officer and director compensation for approval by the Compensation Committee;

•	Reviews and supports preparation of compensation-related proxy statement disclosures;

•	Consults on the process for determining the median-compensated employee for the CEO pay ratio; and

•	Advises the relevant committee on regulatory, market practices, and other trends and developments in the area of executive and director compensation.

The Compensation Committee has directed the independent compensation consultant to collaborate with management, including our human resources function, to obtain data, clarify information, and review preliminary recommendations prior to

4	2023 PROXY STATEMENT

CORPORATE GOVERNANCE

the time they are shared with the relevant committee. The Compensation Committee has considered the independence of Pearl Meyer in light of SEC rules, NYSE listing standards, and the requirements of the Compensation Committee’s charter. The Compensation Committee requested and received a letter from Pearl Meyer addressing relationships with and the independence of Pearl Meyer and the Pearl Meyer senior advisor involved in the engagement. In addition to this information, the Compensation Committee noted the following protocols designed to help ensure objectivity:

•	The consultant reports directly to the Compensation Committee or, in the case of matters relating to non-employee director compensation, to the Governance & Sustainability Committee;

•	Only the Compensation Committee and the Governance & Sustainability Committee have the authority to retain or terminate the consultant with respect to services provided to the relevant committee; and

•	The consultant meets as needed with committee members, without the presence of management.

The Compensation Committee concluded that the work performed by Pearl Meyer and Pearl Meyer’s senior advisor involved in the engagement did not raise any conflict of interest and that each was independent.

CONSIDERATION OF RELATED-PARTY TRANSACTIONS

Pursuant to its charter and a written related-party policy, the Audit Committee is charged with reviewing and approving any related-party transactions. A related-party transaction is a transaction involving SPX and any of the following persons: a director, director nominee, or executive officer of SPX; a holder of more than 5% of SPX common stock; or an immediate family member or person sharing the household of any of these persons. When considering a transaction, the Audit Committee is required to review all relevant factors, including whether the transaction is in the best interest of our Company; our Company’s rationale for entering into the transaction; alternatives to the transaction; whether the transaction is on terms at least as fair to our Company as would be the case were the transaction entered into with an unrelated third party; potential for an actual or apparent conflict of interest; and the extent of the related party’s interest in the transaction.

BOARD LEADERSHIP STRUCTURE

Our governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its stockholders in consideration of then-current circumstances. The Board regularly evaluates the Company’s leadership structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and CEO. This approach allows the Board to elect the most qualified director as Chairman of the Board while also maintaining the ability to combine or separate the Chairman of the Board and CEO roles when necessary or appropriate. We currently separate the positions of Chairman of the Board and CEO.

Currently, Eugene J. Lowe, III, serves as our President and CEO, a position he has held since September 26, 2015. In this role, Mr. Lowe is responsible for managing the day-to-day operations of the Company and for planning, formulating, and coordinating the development and execution of our corporate strategy, policies, goals, and objectives. Mr. Lowe is accountable for Company performance and reports directly to the Board.

Patrick J. O’Leary has served as our non-employee Chairman of the Board since September 26, 2015. In this role, Mr. O’Leary’s responsibilities include the following:

•	Serving as a resource to the President and CEO in connection with strategic planning and other matters of strategic importance to the Company;

•	Receiving reports from the President and CEO, organizing and facilitating the President and CEO evaluation process, and providing ongoing, constructive feedback to the President and CEO;

•	Consulting with the President and CEO regarding the Company’s relations and communications with stockholders of the Company, analysts, and the investor community;

•	Chairing meetings of the Board;

•	Setting the schedule and agenda for Board meetings in consultation with the President and CEO;

•	Determining the information that is sent to the Board in consultation with the President and CEO;

2023 PROXY STATEMENT	5

CORPORATE GOVERNANCE

•	Presiding over the executive sessions and other meetings of the non-employee directors; and

•	Communicating the results of meetings of the non-employee directors to the President and CEO and other members of management, as appropriate.

Our Corporate Governance Guidelines provide that in the event the Board determines that the same individual should again serve as both Chairman of the Board and CEO, the Board will appoint an independent director to serve as Lead Director. In that circumstance, the Lead Director would serve as the principal liaison between the independent directors and the Chairman and CEO; chair meetings of non-employee directors; develop the Board’s agenda in collaboration with the Chairman and CEO; and review and advise on the quality of the information provided to the Board.

The small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, the flow of information, and other matters. Our non-employee directors meet regularly in private session, without management, as part of our Board meetings and can also call additional meetings of the non-employee directors at their discretion.

The Board believes that its current leadership structure provides an appropriate balance among strategy development, operational execution, and independent oversight, and that this structure is currently in the best interests of the Company and its stockholders.

BOARD COMMITTEES

The Board met six times in 2022. The Board currently has a standing Audit Committee, Compensation Committee, and Governance & Sustainability Committee. All directors attended at least 75% of the meetings of the Board and of the committees on which he or she served in 2022, during his or her period of service. Each committee has adopted a charter that specifies the composition and responsibilities of the committee. Each committee charter is posted on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance—Board Committees.”

The table below provides the member and 2022 meeting information for each of the Board committees.

Directors	Audit Committee	Compensation Committee	Governance & Sustainability Committee
Patrick O’Leary			X
Ricky D. Puckett	X	Chair
David A. Roberts		X	X
Meenal A. Sethna	Chair		X
Ruth G. Shaw		X	Chair
Robert B. Toth	X	X
Tana L. Utley	X	X
Angel Shelton Willis	X		X
Number of Meetings	6	6	3

AUDIT COMMITTEE

Membership

The Board has determined that each member of the Audit Committee is independent in accordance with our Audit Committee Charter, Corporate Governance Guidelines, and Independence Standards, as well as with the rules of the SEC and the listing standards of the NYSE. In addition, the Board has determined that each member of the Audit Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board has determined that each of Mr. Puckett and Ms. Sethna is an “audit committee financial expert” under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the NYSE.

6	2023 PROXY STATEMENT

CORPORATE GOVERNANCE

Function

The Audit Committee is responsible for ensuring the integrity of the financial information reported by our Company. The Audit Committee appoints the independent registered public accounting firm, approves the scope of audits performed by it and by the internal audit staff, and reviews the results of those audits. The Audit Committee also meets with management, the Company’s independent registered public accounting firm, and the internal audit staff to review audit and non-audit results, as well as financial, cybersecurity, accounting, compliance, and internal control matters. In addition, the Board has delegated oversight of the Company’s enterprise risk management program to the Audit Committee.

Additional information on the Audit Committee and its activities is set forth in the “Audit Committee Report” on page 51.

COMPENSATION COMMITTEE

Membership

The Board has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee Charter, Corporate Governance Guidelines, and Independence Standards, as well as with the rules of the SEC and the listing standards of the NYSE. In addition, the Board has determined that each member of the Compensation Committee meets the “non-employee director” requirements as defined under Section 16(a) of the Securities Exchange Act of 1934, as amended.

Function

The Compensation Committee sets the compensation for our executive officers, including agreements with our executive officers, equity grants, and other awards, and makes recommendations to the Board on these same matters for our CEO. The Committee Chair conducts the annual review of performance and objectives of the CEO. The Compensation Committee receives input regarding compensation for our executive officers, including proposed compensation, from its independent compensation consultant, as well as from our CEO for his direct reports. The Compensation Committee has delegated to our CEO the authority to issue one-time equity grants of up to $50,000 per individual and $250,000 in the aggregate annually to non-officer employees.

The Compensation Committee has the authority under its charter to retain, terminate, and set fees and retention terms for its independent compensation consultant or such other outside advisors as it deems necessary or appropriate in its sole discretion. The Compensation Committee reviews outside consultants and advisors on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such consultants and advisors.

Additional information on the Compensation Committee, its activities, and its relationship with its independent compensation consultant, and on management’s role in setting compensation, is set forth in “Compensation Discussion and Analysis,” beginning on page 19, and “Corporate Governance—Independent Compensation Consultant,” beginning on page 4.

GOVERNANCE & SUSTAINABILITY COMMITTEE

Membership

The Board has determined that each member of the Governance & Sustainability Committee is independent in accordance with our Governance & Sustainability Committee Charter, Corporate Governance Guidelines, and Independence Standards, as well as with the listing standards of the NYSE.

Function

The Governance & Sustainability Committee assists the Board in identifying qualified individuals to become Board members and by recommending director nominees to the Board; develops and recommends to the Board our Corporate Governance Guidelines; leads the Board in its annual review of the Board’s performance; and makes recommendations to the Board regarding the compensation of non-employee directors (including equity awards) and the assignment of individual directors to various committees. The Governance & Sustainability Committee also oversees the governance of the Company’s ESG program; reviews and approves our ESG goals and targets; monitors performance against those goals; and works with management to assess climate risks and opportunities.

2023 PROXY STATEMENT	7

DIRECTOR COMPENSATION

Annual Compensation

Our non-employee directors receive the following compensation:

Annual Retainer of Cash	$90,000

Annual Equity Grant of Restricted Stock Units	$130,000

Additional Fees:

Chairman of the Board	$125,000

Audit Committee Chair	$20,000

Compensation Committee Chair	$15,000

Governance and Sustainability Committee Chair	$15,000

We pay the annual cash retainer and any applicable additional cash fees to our non-employee directors in equal quarterly installments, paid in arrears. Effective with the June 30, 2022 payment, the annual retainer increased from $75,000 to $90,000 for each board member and the additional fee for the Governance and Sustainability Chair increased from $10,000 to $15,000. The portion of cash compensation for a director who has a partial quarter of service (due to joining or leaving the Board, or beginning or ending service as Chairman or a Committee Chair, during the quarter) is pro-rated. We do not pay meeting fees or additional compensation to directors for special meetings.

The annual equity grant of restricted stock units (“RSU”) is made under the SPX 2019 Stock Compensation Plan (the “2019 Stock Plan”). The number of RSUs awarded is calculated by dividing the $130,000 annual equity retainer by the closing price of the Company’s stock on the date of grant and rounding up to a full share. The RSU award is granted in connection with our Annual Meeting and vests the day before the following annual meeting. Vesting is subject to the director’s continued service on our Board through such vesting date. The annual equity grant for a director who has a partial year of service (due to joining the Board during the year) is pro-rated.

Our non-employee directors have the option to defer settlement and payout of vested RSU grants until six months after separating from service on our Board (or, if earlier, a Change in Control as defined in the 2019 Stock Plan). A non-employee director must generally make such deferral election in the year prior to the grant of the RSU award.

We do not currently pay dividends or dividend equivalents with respect to the RSUs.

Directors who are SPX employees receive no compensation for their service as directors. Mr. Lowe, our President and CEO, received no compensation for his service as a director in 2022.

OTHER BENEFITS

Matching Gifts Program

We will make matching donations for qualified charitable contributions for any non-employee director up to a total of $10,000 per year.

Travel Reimbursements

We reimburse non-employee directors for the reasonable expenses of attending Board and committee meetings and for expenses associated with director training and development. From time to time, a director’s spouse may accompany the director to certain business functions, including on our corporate aircraft; in such instances, the value of the spouse’s travel is imputed for income tax purposes as income to the director (determined under the U.S. Department of Transportation’s standard industry fare level (“SIFL”)) and the incremental cost to SPX, if any, is included as other compensation in our Director Compensation Table if it, together with any other personal benefits, exceeds the threshold specified under SEC rules.

8	2023 PROXY STATEMENT

DIRECTOR COMPENSATION

COMPENSATION EVALUATION PRACTICES

The Governance and Sustainability Committee periodically reviews non-employee director compensation and makes recommendations to the Board. The Governance and Sustainability Committee evaluates our non-employee director compensation against our peer companies and consults with our independent compensation consultant when reviewing compensation amounts and structure.

STOCK OWNERSHIP GUIDELINES

Our Stock Ownership Guidelines are designed to help ensure that our directors are engaged and have interests closely aligned with those of our long-term stockholders. We request that all non-employee directors achieve holdings in Company stock of three times the annual cash retainer within five years of his or her date of initial election to the Board. All of our directors were in compliance with these requirements as of March 13, 2023. For additional information on our Stock Ownership Guidelines, see “Stock Ownership Guidelines,” beginning on page 16.

Director Compensation Table

The following table summarizes the compensation of our non-employee directors who served during 2022.

Directors	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Patrick J. O’Leary	211,250(a)	130,036	10,000	351,286

Ricky D. Puckett	105,000(b)	130,036	7,500	242,536

David A. Roberts	97,500(c)	130,036		227,536

Meenal A. Sethna	91,250(d)	130,036	8,300	229,586

Ruth G. Shaw	100,000(3)	130,036	10,000	240,036

Robert B. Toth	86,250	130,036	6,500	222,786

Tana L. Utley	86,250	130,036		216,286

Angel Shelton Willis	86,250	130,036		216,286

(1)	Represents annual retainer of $86,250. In addition:

(a)	Mr. O’Leary’s fees include $125,000, representing the additional fee for serving as Chairman of the Board.

(b)

Mr. Puckett’s fees include a prorated amount of $20,000, representing the additional fee for serving as Audit Committee Chair from January through August 2022. Mr. Puckett’s fees include a prorated amount of $15,000, representing the additional fee for serving as the Compensation Committee Chair from September through December 2022.

(c)	Mr. Roberts’s fees include a prorated amount of the $15,000, representing the additional fee for serving as Compensation Committee Chair from January through August 2022.

(d)	Ms. Sethna’s fees include a prorated amount for the $20,000, representing the additional fee for serving as Audit Committee Chair from September through December 2022.

(e)	Dr. Shaw’s fees include a prorated amount of $15,000, representing the additional fee for serving as Governance and Sustainability Committee Chair.

(2)	On May 10, 2022, each non-employee director received a RSU grant with a grant date fair value of $130,036, (2,882 RSUs) that vests the day before the next annual meeting following the grant date.

(3)	Represents matching donations for qualified charitable contributions for Mr. O’Leary, Mr. Puckett, Ms. Sethna, Dr. Shaw, and Mr. Toth.

(4)	The additional fee for the Governance and Sustainability Committee Chair increased from $10,000 to $15,000 effective with the June 30, 2022 payment.

(5)

Effective August 31, 2022, Mr. Puckett transitioned from the Audit Committee Chair to Compensation Committee Chair. Mr. Roberts is no longer Compensation Committee Chair. Ms. Sethna transitioned to the Audit Committee Chair. The September 30, 2022 payments were prorated to account for these changes.

2023 PROXY STATEMENT	9

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of nine directors. The directors are divided into three classes. There are currently three directors in each of three classes.

At this Annual Meeting, you will be asked to elect three directors to the second class, Mr. Puckett, Ms. Sethna, and Ms. Utley. Dr. Shaw, Mr. Toth, and Ms. Willis were elected to the third class by our stockholders at our 2021 Annual Meeting of Stockholders and Mr. Lowe, Mr. O’Leary, and Mr. Roberts were elected to the first class by our stockholders at our 2022 Annual Meeting of Stockholders, and they will continue to serve on the Board as described below.

Each of the director nominees is a current SPX director and, if elected, each of the director nominees will serve for a three-year term expiring at the Annual Meeting to be held in 2026.

Each director has agreed to tender, promptly following his or her election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board, in accordance with our Corporate Governance Guidelines.

The Board is contemplating effecting a phased de-classification of the Board, which would result in directors being elected for one-year terms. Such a change would require an amendment to the Company’s By-Laws, and, as required by the Company’s Amended and Restated Certificate of Incorporation, such an amendment would be effective only if it is approved by the Company’s stockholders by an affirmative vote of the holders of at least 80% of the outstanding shares of the Company’s common stock. The Board is contemplating presenting such a proposal to the stockholders for approval at the 2024 annual meeting of stockholders.

Your shares will be voted as you specify on the proxy card that accompanies this Proxy Statement. If you do not specify how you want your shares voted, then we will vote them FOR the election of each of Mr. Puckett, Ms. Sethna, and Ms. Utley. If unforeseen circumstances (such as death or disability of the nominee) make it necessary for the Board to substitute another person for any of the nominees, then your shares will be voted FOR that other person. The Board does not anticipate that any of the nominees will be unable to serve.

Nominees for Election to Serve Until 2026 Annual Meeting

Rick Puckett Retired Executive Vice President, CFO Treasurer and Chief Administrative Officer of Snyder’s-Lance, Inc. Age: 69 Director since: 2015 Committees: • Audit • Compensation (Chair)

PROFESSIONAL HIGHLIGHTS

Ricky D. Puckett, 69, retired in December 2017 from Snyder’s-Lance, Inc., a snack foods manufacturer, where he had served as Executive Vice President, Chief Financial Officer and Treasurer since December 2010, adding the role of Chief Administrative Officer, with responsibility for Human Resources and Legal, in 2014. Mr. Puckett served as Executive Vice President, Chief Financial Officer and Treasurer of Lance, Inc., from 2006 until its merger with Snyder’s-Lance, Inc. in 2010. Prior to joining Lance, Inc., Mr. Puckett served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of United Natural Foods, Inc., a wholesale distributor of natural and organic products, from 2005 to 2006; and as Senior Vice President, Chief Financial Officer and Treasurer of United Natural Foods, Inc., from 2003 to 2005. Mr. Puckett is a director of, and serves as audit committee chair for, Whitehorse Finance, Inc. He also serves on the board and is chair of the audit committees for both Driven Brands Inc. and PetValu, LLC, both public companies. He has served on the board of the North Carolina Blumenthal Performing Arts Center and the Wake Forest Graduate School in Charlotte. He is a certified public accountant and received his BA in Accounting and his MBA from the University of Kentucky and is a Certified Public Accountant in New Jersey.

SKILLS AND QUALIFICATIONS

Mr. Puckett brings extensive accounting and financial experience, including financial strategy and governance to our Board. In addition, he offers a deep understanding of mergers and acquisitions; strategic planning and analysis; commodity risk management; strategic information technology; organizational development; human resources, compensation management; and investor relations.

10	2023 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Meenal Sethna Executive Vice President and Chief Financial Officer for Littelfuse Age: 53 Director since: 2019 Committees: • Audit (Chair) • Gov. & Sustainability

PROFESSIONAL HIGHLIGHTS

Meenal A. Sethna, 53, has served as Executive Vice President and Chief Financial Officer, for Littelfuse since May 2015 and is responsible for finance and accounting, tax and treasury, investor relations, digital and information technology and internal audit as well as supply chain operations. Prior to joining Littelfuse, Ms. Sethna spent four years at Illinois Tool Works as Vice President and Corporate Controller. Previous to that, she worked at Motorola Inc., most recently as Vice President, Finance. She began her career at Baxter International, holding a variety of finance roles during her tenure. Ms. Sethna is a graduate of the Kellogg School of Management at Northwestern University and the University of Illinois-Urbana, and is a Certified Public Accountant in Illinois.

SKILLS AND QUALIFICATIONS

Ms. Sethna brings a rich background in accounting and finance to our Board. In addition, she has deep experience in strategic planning; business growth; investor relations; risk management; and information technology.

Tana Utley Retired Vice President of Large Power Systems Division at Caterpillar Inc. Age: 59 Director since: 2015 Committees: • Audit • Compensation

PROFESSIONAL HIGHLIGHTS

Tana L. Utley, 59, is a retired Vice President for Caterpillar Inc., a manufacturer of construction and mining equipment, engines, turbines, and locomotives. She was an officer for the company for over 13 years of her 36 year tenure. She was appointed an officer and as Chief Technology Officer of Caterpillar in 2007, having joined that company in 1986. Previously, she held a number of roles with Caterpillar, including a variety of engineering and general management positions. Ms. Utley has served in key engineering and leadership roles in the development of near-zero-emissions engines, and she has held general management positions in Caterpillar’s components and engines businesses. She earned her bachelor’s degree in Mechanical Engineering from Bradley University and her M.S. in Management from the Massachusetts Institute of Technology.

SKILLS AND QUALIFICATIONS

Ms. Utley brings a wealth of knowledge in engineering, operations, continuous improvement, and implementation of new programs to our Board. Ms. Utley also brings a depth of understanding of technology and cybersecurity, multi-industrial manufacturing, and how to minimize the environmental impact of manufacturing companies.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES

2023 PROXY STATEMENT	11

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Directors Continuing to Serve Until 2024 Annual Meeting

Ruth Shaw Retired Group Executive for Public Policy and President of Duke Nuclear Age: 75 Director since: 2015 Committees: • Compensation • Gov. & Sustainability (Chair)

PROFESSIONAL HIGHLIGHTS

Ruth G. Shaw, 75, retired in 2007 from Duke Energy Corporation, an electricity and natural gas provider, and remained an Executive Advisor to the company until 2009. At Duke, she served as Group Executive for Public Policy and President, Duke Nuclear, from 2006 to 2007; President and Chief Executive Officer, Duke Power Company, from 2003 to 2006; Executive Vice President and Chief Administrative Officer from 1997 to 2003; and in various other roles from 1992 to 1997. She was also President of The Duke Energy Foundation from 1994 to 2003. Dr. Shaw is currently independent lead director of DTE Energy and retired from the board of Dow, Inc. in April 2020. She has been a director and chair of the boards of the University of North Carolina Charlotte; the UNCC Charlotte Foundation; the Foundation for the Carolinas; The Carolina Thread Trail; the United Way of Central Carolinas; and the Arts & Science Council. She is a former member of the executive committees of the Nuclear Energy Institute and the Institute of Nuclear Power Operations. Throughout her years of service, Dr. Shaw has chaired Sustainability Committees, Compensation Committees, Governance Committees, and served on Audit, Finance and Risk Committees. She earned her bachelor’s degree and M.A. from East Carolina University and her Ph.D. from the University of Texas at Austin.

SKILLS AND QUALIFICATIONS

Dr. Shaw contributes a deep understanding of the electric utility industry; corporate governance; human resources management; executive compensation; information technology; communications and public relations; environment, health and safety management; sustainability; procurement; and diversity to our Board.

Bob Toth Former Chairman, Chief Executive Officer and President, Polypore International, Inc. Age: 62 Director since: 2017 Committees: • Audit • Compensation

PROFESSIONAL HIGHLIGHTS

Robert B. Toth, 62, currently serves as an independent advisor to several private equity firms. Mr. Toth has more than 30 years of experience in leadership roles at global industrial and manufacturing companies, as well as in private equity, most recently as a Managing Director at CCMP Capital Advisors, LLC from 2016 until 2019. Prior to CCMP, Mr. Toth served as the Chairman, Chief Executive Officer and President of Polypore International, Inc., a leading global high technology filtration company, where he optimized the business portfolio and positioned the company for accelerated growth, resulting in a substantial increase in enterprise value. Prior to Polypore, Mr. Toth served as President, Chief Executive Officer and Board Director of CP Kelco ApS, where he led the business through a comprehensive turnaround and successful sale. He also spent 19 years at Monsanto Company and its spin-off, Solutia Inc., where he held a variety of executive and managerial roles. Mr. Toth is currently a Director at Materion Corporation. He earned a bachelor’s degree in Industrial Management from Purdue University and MBA from the John M. Olin School of Business at Washington University, St. Louis, Missouri.

SKILLS AND QUALIFICATIONS

Mr. Toth contributes significant insight on mergers and acquisitions and on strategic portfolio management and related strategic and operational issues. Mr. Toth also brings extensive experience leading companies in the manufacturing sector, including knowledge and skills in senior management, finance, and operations.

12	2023 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Angel Shelton Willis Vice President, General Counsel & Secretary for Sealed Air Corporation Age: 52 Director Since: 2021 Committees: • Audit • Gov. & Sustainability

PROFESSIONAL HIGHLIGHTS

Angel Shelton Willis, 52, has served as Vice President, General Counsel & Secretary for Sealed Air Corporation, a global leader in sustainable, automated and digital packaging solutions, since 2019. She currently oversees all aspects of its global legal and compliance affairs, including commercial transactions, mergers & acquisitions, litigation, labor & employment, intellectual property, ethics and compliance, regulatory and corporate governance matters. Prior to joining Sealed Air in 2019, from 2005 to 2018, Ms. Willis served in a number of leadership roles of increasing responsibility at Ingersoll Rand Company, including Deputy General Counsel, Mergers and Acquisitions, Finance & Restructuring and General Counsel, Climate Solutions. Prior to Ingersoll Rand, Ms. Willis served as Corporate Counsel at Cummins Inc. She began her career as an Associate at Ice Miller, a full service law firm serving Fortune 500 companies, municipalities, and nonprofits. Ms. Willis received both her bachelor’s degree in Political Science and Economics and her MBA from Clemson University, and her J.D. from the University of Illinois. She is licensed to practice law in the states of North Carolina and Indiana.

SKILLS AND QUALIFICATIONS

In addition to Ms. Willis’s extensive legal background, she brings deep experience in global industrial and manufacturing sectors, mergers and acquisitions, regulatory, tax, risk management, communications, crisis management, and corporate governance.

Directors Continuing to Serve Until 2025 Annual Meeting

Gene Lowe President and CEO of SPX Technologies, Inc. Age: 55 Director since: 2015 Committees: • None

PROFESSIONAL HIGHLIGHTS

Eugene J. Lowe, III, 55, has served as President and Chief Executive Officer of SPX since September 2015. He was appointed an officer of SPX in 2014 and previously served as Segment President, Thermal Equipment and Services, from 2013 to 2015; President, Global Evaporative Cooling, from 2010 to 2013; and Vice President of Global Business Development and Marketing, Thermal Equipment and Services, from 2008 to 2010. Prior to joining SPX, Mr. Lowe held positions with Milliken & Company, Lazard Technology Partners, Bain & Company, and Andersen Consulting. Mr. Lowe is currently a director of Federal Signal Corporation. He earned his bachelor’s degree in Management Science from Virginia Tech and his MBA from Dartmouth’s Tuck School of Business.

SKILLS AND QUALIFICATIONS

Mr. Lowe brings valuable operations, strategic planning, marketing, and business development experience to our Board. As the only member of SPX management to serve on the Board, Mr. Lowe also contributes a level of understanding of our Company not easily attained by an outside director.

2023 PROXY STATEMENT	13

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Patrick O’Leary Retired Executive Vice President, Finance, Treasurer and CFO of SPX Corporation Age: 65 Director since: 2015 Committees: • Gov. & Sustainability

PROFESSIONAL HIGHLIGHTS

Patrick J. O’Leary, 65, retired in August 2012 from SPX, having served as Vice President, Finance, Treasurer and Chief Financial Officer from 1996, and later as Executive Vice President in 2004. During his more than 15 years with SPX, he was a principal architect of the Company’s transformation until his retirement. Prior to joining SPX, Mr. O’Leary served as Chief Financial Officer and a director of Carlisle Plastics, Inc., from 1994 to 1996. He began his career with Deloitte & Touche LLP, where he held various roles of increasing responsibility from 1978 to 1994, including Partner in the firm’s Boston office from 1988 to 1994. Mr. O’Leary is currently a director of Avanos Medical Inc.; he previously served as a director of PulteGroup, Inc. from 2005 until 2018. He earned his bachelor’s degree in Accountancy and Law from the University of Southampton, England.

SKILLS AND QUALIFICATIONS

Mr. O’Leary contributes a deep understanding of SPX history and businesses to our Board. In addition, he brings broad financial strategy expertise, including strong financial acumen, and mergers and acquisition and governance experience. Mr. O’Leary also contributes leadership skills developed through his experience serving on various public company boards.

Dave Roberts Chairman of the Board and Retired Executive Chairman, President and CEO of Carlisle Companies, Inc. Age: 75 Director since: 2015 Committees: • Compensation • Gov. & Sustainability

PROFESSIONAL HIGHLIGHTS

David A. Roberts, 75, retired in 2020 as Chairman of the Board of Carlisle Companies, Inc., a diversified manufacturing company, a position he held since 2017. He previously served as Carlisle’s Executive Chairman of the Board, in 2016; its Chairman and Chief Executive Officer, from 2014 to 2015; and its Chairman, President and Chief Executive Officer, from 2007 to 2014. Prior to joining Carlisle, Mr. Roberts served as Chairman, President and Chief Executive Officer of Graco, Inc., a fluid handling system provider, from 2001 to 2007. Prior to that, Mr. Roberts served as a Group Vice President of The Marmon Group, LLC, a diversified industrial holding company, from 1995 to 2001. He began his career serving in a variety of manufacturing, engineering, and general management positions with The Budd Company, Pitney Bowes, and FMC Corporation. Mr. Roberts previously served as a director of Franklin Electric Co., Inc. and Horizon Global Corporation; and previously served as a director of Polypore International, Inc. prior to its 2015 merger transaction with Asahi Kasei Corporation. He earned his bachelor’s degree from Purdue University and his MBA from Indiana University.

SKILLS AND QUALIFICATIONS

Mr. Roberts brings extensive experience in senior management of multinational companies, including expertise in the industrial and manufacturing sectors, and mergers and acquisitions, to our Board. Mr. Roberts also contributes strong financial acumen and experience from his service on various public company boards.

14	2023 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Director and Nominee Skills and Experience

Under the leadership of our Governance & Sustainability Committee, our Board developed and maintains a list of key areas of expertise and experience that the Board believes contribute to an effective and well-functioning board and that the Board as a whole should possess.

The Governance & Sustainability Committee and the Board use this information to identify areas for director training and as a tool to maintain a balanced and well-rounded board. In addition, the Governance & Sustainability Committee considers these and other criteria as a guide, but not as a minimum set of requirements, when evaluating potential candidates for the Board. Together, this variety of skill sets, experiences, and personal backgrounds allows our directors to provide the diversity of thought that is critical to the Board’s decision-making and oversight process. The following chart indicates the director has gained experience in the attribute through a current or prior position other than his or her service on the SPX Board. For a better understanding of our Board qualifications and diversity, we encourage you to read “Director Nominees, Qualifications, and Diversity” beginning on page 2.

While each director has had involvement in the management of Technology and Software, Mr. Lowe and Ms. Utley have additionally completed specific certification coursework in Cybersecurity with the National Association of Corporate Directors. In addition, Mr. Puckett and Ms. Sethna either had or currently have direct responsibility for their organization’s Information Technology functions, including oversight of Cybersecurity Risks.

Dr. Shaw, Ms. Sethna, and Ms. Willis all have extensive experience working with their organization’s ESG programs.

Board Diversity

As noted under “Director Nominees, Qualifications, and Diversity” on page 2, our Board believes individuals with diverse backgrounds and experience will be best suited for providing balanced leadership for the Company. The Board has achieved diversity in both gender and ethnicity aligned with these objectives.

2023 PROXY STATEMENT	15

OWNERSHIP OF COMMON STOCK

Stock Ownership Guidelines

We maintain Stock Ownership Guidelines to emphasize the importance of substantive, long-term share ownership by our directors and officers to align their financial interests with those of our stockholders.

The guidelines are:

Position	Target Value
Non-Employee Directors	3x annual retainer
Chief Executive Officer	5x annual salary
Chief Operating Officer*	4x annual salary
Other Executive Officers	3x annual salary
Other Designated Executives	1x annual salary

* SPX does not currently have the COO position.

Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unvested time-based stock (and stock unit awards) are deemed to be owned shares for purposes of these guidelines. Unexercised stock options and unvested performance-based stock (and stock unit awards) are excluded for purposes of these guidelines. We ask non-employee directors and executive leaders to attain the desired level of stock ownership within five years of initial election as a director or appointment to the officer position.

Once a non-employee director or executive leader attains the desired level of share ownership, he or she will continue to be in compliance with these guidelines even if he or she later falls below the guideline, as long as he or she retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted equity awards and vested restricted stock unit grants until he or she again meets or exceeds the guidelines. “Net shares” means the shares remaining after disposition of shares necessary to pay the related tax liability and, if applicable, the stock option exercise price.

Each non-employee director and named executive officer was in compliance with these requirements as of March 13, 2023.

16	2023 PROXY STATEMENT

OWNERSHIP OF COMMON STOCK

Ownership of Common Stock

DIRECTORS AND EXECUTIVE OFFICERS

The following table includes information about how much of our common stock (our only outstanding class of equity securities) is beneficially owned by:

•	Each director and nominee for director;

•	Each named executive officer included in the Summary Compensation Table on page 33; and

•	All directors and executive officers as a group.

Unless otherwise noted, amounts and percentages are as of March 13, 2023.

	Number of Shares of Common Stock Beneficially Owned(1)	Right to Acquire Beneficial Ownership Under Options Exercisable/ Stock Units Distributable Within 60 Days(2)(3)	Right to Acquire Beneficial Ownership Under Vested Deferred Stock Units(4)	Percent of Class
DIRECTORS AND DIRECTOR NOMINEES WHO ARE NOT NAMED EXECUTIVE OFFICERS
Patrick J. O’Leary	15,382	—	18,669	*
Ricky D. Puckett	26,168	2,882	10,765	*
David A. Roberts	30,055	2,882	6,878	*
Meenal A. Sethna	2,882	2,882	7,672	*
Ruth G. Shaw	34,865	2,882	2,068	*
Robert B. Toth	21,232	2,882	—	*
Tana L. Utley	15,382	—	18,669	*
Angel Shelton Willis	4,950	2,882	—	*
NAMED EXECUTIVE OFFICERS
Eugene J. Lowe, III	1,233,718	898,318	—	2.66%
Michael A. Reilly	60,671	20,431	—	*
J. Randall Data	126,843	53,634	—	*
John W. Swann, III	111,176	44,749	—	*
Sean McClenaghan	49,877	—	—	*
James E. Harris	—	—	—	—
All directors, nominees and current executive officers as a group (15 persons)	1,853,534	1,133,668	64,721	4.02%

*	Less than 1.0%

2023 PROXY STATEMENT	17

OWNERSHIP OF COMMON STOCK

(1)

Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or officer can vote or transfer, stock options that are exercisable or would become exercisable within 60 days, and other shares a director or officer would have the right to acquire within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors, nominees and current executive officers as a group also includes shares represented as held under the individual’s account under the SPX Retirement Savings and Stock Ownership Plan (“401(k) Plan”). The stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them. Director RSUs that were electively deferred until six months following separation from service are not included as beneficially owned.

(2)

Represents shares of our common stock issuable under options that are exercisable or become exercisable within 60 days of March 13, 2023 and RSUs that vest within 60 days of March 13, 2023. Such shares are included in the number of shares of common stock beneficially owned as presented in the preceding column on this table.

(3)

Includes shares beneficially owned through the 401(k) Plan on March 13, 2023 for each of the following: Mr. Lowe, 4,769 shares; Mr. Reilly, 1,752 shares; Mr. Data, 3,466 shares; Mr. Swann, 3,905 shares; Mr. McClenaghan, 95 shares; and all directors, nominees and current executive officers as a group, 41,938 shares. Directors do not participate in our 401(k) Plan.

(4)	Includes vested RSUs issuable under the Director Deferral Election Program which are delivered six months following separation from Board service.

PRINCIPAL STOCKHOLDERS

The following table includes certain information about each person or entity known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of our common stock.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,447,331(2)	16.35%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	4,876,561(3)	10.71%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	4,265,310(4)	9.37%

(1)	Ownership percentages set forth in this column are based on the assumption that each of the principal shareowners continued to own, as of March 13, 2023, the number of shares reflected in the table.

(2)

Based on information provided in a Schedule 13G filed with the SEC on January 23, 2023 by BlackRock, Inc., and certain affiliated entities (“BlackRock”) reporting beneficial ownership as of December 31, 2022. BlackRock reports having sole voting power with respect to 7,298,182, of the shares and sole dispositive power with respect to all the shares. The Schedule 13G indicates that iShares Core S&P Small Cap ETF beneficially owns more than five percent of our outstanding stock.

(3)

Based on information provided in the Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group (“Vanguard”) reporting beneficial ownership as of December 30, 2022. Vanguard reports having shared voting power with respect to 31,792 of the shares; sole dispositive power with respect to 4,800,272 of the shares; and shared dispositive power with respect to 76,289 of the shares.

(4)

Based on information provided in a Schedule 13G filed with the SEC on February 14, 2023 by T. Rowe Price Associates, Inc. (“Price Associates”) reporting beneficial ownership as of December 31, 2022. Price Associates reports having sole voting power with respect to 1,267,208 of the shares and sole dispositive power with respect to all of the shares.

Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and beneficial owners of more than 10% of our outstanding common stock to file with the SEC reports of ownership and changes in ownership. Based solely upon a review of Section 16(a) reports (including amendments) filed with the SEC, no director, officer, or beneficial owner of more than 10% of our outstanding common stock failed to file on a timely basis during 2022 any reports required by Section 16(a).

18	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) provides information about our executive compensation program and the factors considered in making compensation decisions for the current and former executive officers listed in our Summary Compensation Table set forth below (the “named executive officers” or “NEOs”).

Our NEOs for 2022 are listed in the table below:

Named Executive Officer	Title
Eugene J. Lowe, III	President and Chief Executive Officer
Michael A. Reilly	Interim Chief Financial Officer & Treasurer, Chief Accounting Officer and VP, Finance
J. Randall Data	President, South Africa and Global Operations
John W. Swann, III	Segment President, Detection & Measurement
Sean McClenaghan	President, Global Cooling
James E. Harris	Former Vice President, Chief Financial Officer and Treasurer

Mr. Harris voluntarily resigned his position as Chief Financial Officer in September 2022. Mr. Reilly was appointed to the Chief Financial Officer role on an interim basis through the end of 2022.

EXECUTIVE SUMMARY

2022 was a year of significant achievement for our company. Not only did we deliver strong financial performance in a challenging market, we also made measurable progress on our strategic objectives. Our teams actively managed through complex supply chain circumstances and highly competitive labor markets to deliver solid operational performance, while also achieving record revenue growth across multiple businesses. We simplified and de-risked our company through the reorganization of our legal structure and the divestiture of our asbestos liabilities and associated assets. Our new name, SPX Technologies, reflects the importance of our role as a technology solution provider to the markets and customers that we serve, which we believe is essential to our long-term success where sustainability is paramount. This transition was a significant undertaking, requiring focus and effort of many across the organization. The successful execution of this change helped position us well to deliver on our SPX 2025 commitments and beyond.

Ensuring that we appropriately recognize the solid financial performance, focused efforts, and progress on our strategic initiatives is important to key talent retention and the motivation of the overall workforce.

Our executive compensation program is designed to align short- and long-term rewards directly to business performance. We and the Compensation Committee of the Board (the “Committee”) benchmark our compensation strategy against our peer group companies, which rewards performance that results in value generation for our stockholders.

Summary of Key Business Accomplishments

As noted above, our continued commitment to our long-term strategy enabled short-term success. Select accomplishments during 2022 include:

•	Generated one-year Total Shareholder Return (TSR) in the first quartile of performance of our peer group;

•	Delivered 19.8% year-on-year revenue growth, including more than 10% organic growth*;

•	Delivered HVAC segment income growth of 25.8% and Detection & Measurement segment income growth of 22.8%;

2023 PROXY STATEMENT	19

EXECUTIVE COMPENSATION

•

Completed the legal reorganization of the company and the divestiture of our asbestos liabilities and associated assets, significantly reducing risk on legacy liabilities and positioning us to expedite the ongoing deployment of capital toward growth initiatives;

•	Continued to expand our Aids to Navigation platform with the acquisition of International Tower Lighting; and,

•

Advanced strategic initiatives on continuous improvement, digital, talent, and Environmental, Social & Governance (“ESG”) including diversity and inclusion – We formalized our ESG commitments, including a greenhouse gas reduction target, and expanded our external disclosures.

* Non-GAAP financial measure. Reconciliations of amounts presented as non-GAAP financial measures with the amounts of the most comparable measures calculated and presented in accordance with GAAP, and other important information regarding non-GAAP financial measures, are presented in Appendix A of this Proxy Statement.

2022 Compensation Highlights

Our executive compensation program has three primary elements: base salary, annual incentive, and long-term incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs, and other senior management team members, to focus on stockholder value creation. The combination of Short- and long-term incentives provides more than 50% of our executives’ target compensation, with incentives tied directly to Company performance and achievement of our strategic initiatives. Based on our performance, and consistent with the design of our program, the Committee made the following executive compensation decisions for 2022:

•

Base Salary. Annual salary increases ranged from 2.5% to 4.5%. These adjustments maintain alignment of our NEOs’ base salaries with the market to facilitate retention and reward for execution of responsibilities and delivery of performance. These adjustments also reflect the contributions made by our NEOs in connection with executing on key initiatives and the Company’s strategic priorities over the course of the year. For details, please see page 26.

•

Annual Incentive. Based on our corporate performance results, awards under our Executive Bonus Program were paid at 138.5% of target. This payout applied to all our NEOs, with the exception of Mr. Swann, whose payout was 108.5% of target and Mr. McClenaghan whose payout was 78.7% of target, with the payouts to these officers being based on both business unit and corporate results. For details on each NEO’s award, please see page 27.

•

Long-Term Incentives. All of our NEOs, except Mr. Reilly, received equity and equity-based awards in 2022. Target award amounts and the mix of awards granted are described on page 28 of this CD&A. Performance for the measurement period of January 1, 2020 through December 31, 2022 achieved the 51st percentile for relative TSR resulting in a 101.8% payout for performance shares. For details, please see page 29.

20	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PROGRAM

          Reflecting the Voice of Our Stockholders

                                           We carefully consider the results of our stockholder Say-on-Pay vote from the previous year. At our

                                      2022 Annual Meeting, approximately 83% of votes cast approved our executive compensation,

                                while our Say-On-Pay voting results have averaged more than 90% approval each year since 2016.

                    We continue to actively seek and highly value the perspectives of our investors. During the year,

                 we reached out to stockholders owning approximately 75% of our common stock. We have taken and will continue to take stockholder feedback into consideration as we evolve our compensation program.

        Most importantly, we are committed to ensuring that our ongoing program is designed in the best interests of both our stockholders and executives.

Summary of Compensation Program

•	Sets total compensation that is in line with the market, employee experience and scope of responsibilities, facilitating attraction, retention, and reward for execution of responsibilities and delivery of performance;

•	Emphasizes variable compensation programs: greater than 80% of CEO and greater than 65% of other NEOs pay at risk;

•	Provides that a majority of long-term incentives to NEOs are performance based;

•	Correlates between annual incentive payouts and stockholder returns, with 2022 targets that exceeded prior-year results on operating income, cash flow, and revenue;
•	Grants equity awards with double-trigger termination payments upon a change in control;

•	Aligns compensation to performance against financial target delivery and progression on strategic initiatives, including CI, Digital, D&I, and ESG;

•	Includes a relative TSR component against our industry group index for long-term incentives to align with stockholder value;

•	Freezes historic defined benefit pension plans, with no NEO participants;

•	Prohibits NEO hedging or pledging of our common stock.

2023 PROXY STATEMENT	21

EXECUTIVE COMPENSATION

Our Compensation Principles

Our executive compensation program is centered around the following principles:

Alignment with Stockholders’ Interests

Executive officers’ interests should be directly aligned with those of stockholders through a compensation program that emphasizes an appropriate balance of both short- and long-term financial performance and is directly affected by our stock price. Requiring executive officers to hold a meaningful amount of equity supports alignment to stockholder interests.

Link to Business Priorities and Performance

A significant portion of total compensation should be variable and subject to the attainment of certain specific and measurable performance goals and objectives. In addition to financial indicators, variable compensation should emphasize the link between rewards and the execution of strategy.

Competitiveness

Target total compensation should be competitive with that being offered to individuals holding comparable positions, with comparable experience, at other public companies with which we compete for leadership and market talent.

Governance

Maintaining best-practice executive compensation governance standards is critical to the decision-making process and the ability to manage risk.
Doing so is in the best interests of our stockholders and executives.

Components of Total Direct Compensation

For 2022, we continued to focus on ensuring alignment of pay practices with stockholder interests and driving a pay-for-performance culture.

Design and characteristics of the SPX compensation program include:

•	Base Salary. Annual salary for our NEOs is targeted at the market median of peer companies and is in line with responsibilities, performance, contributions, and overall experience.

•

Annual Incentive. Annual Incentive levels (percents) are targeted at the market median of peer companies. Performance metrics focus on delivering key annual objectives with financial targets directly tied to the achievement of goals related to operating income, cash flow, and revenue. Performance modifiers may be further adjusted for progress related to our strategic initiatives.

•	Long-Term Incentives. Long-term incentive (“LTI”) awards align compensation and long-term performance. LTI award levels are targeted at the market median of peer companies. The mix of awards includes:

•	25% Stock Options (“Options”) that vest ratably over a three-year period;

•

50% Performance Stock Units (“PSUs”) tied to relative TSR (“r-TSR”) compared to a peer group within the S&P 600 Small Cap Capital Goods Index over a three-year performance measurement period, with potential payout range of 0% to 150% of target, and cannot exceed target if our TSR is negative;

•	25% Restricted Stock Units (“RSUs”) that vest ratably over a three-year period.

22	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

Performance against our strategic initiatives, including ESG objectives, is considered when making awards and setting targets for all components of our compensation programs. The experience level, performance and other relevant market and talent competitive factors are considered when establishing compensation levels each year or when hiring new executives. Accordingly, we would expect our more tenured, high-performing, or highly skilled officers to be higher in range, against our peers, on all compensation program components.

The Committee evaluates the Company’s compensation programs annually and considers a number of factors when evaluating the components of LTI compensation, including equity use and dilution, compensation trends to attract and retain talent, and alignment of incentives with Company performance and peer group analysis.

Mix of Compensation Elements

The following charts show that for 2022 the mix of compensation elements targeted for our NEOs was heavily weighted toward performance-based compensation. The mix of LTI is based on the allocation value used in determining the number of units or options, as applicable, for each award.

2023 PROXY STATEMENT	23

EXECUTIVE COMPENSATION

Our CEO’s Pay-for-Performance Alignment

The following chart shows our CEO’s compensation relative to our TSR compared with our peer group of companies listed on page 26, demonstrating how our executive compensation program aligns with performance. This chart is based on our three-year TSR; the average of our CEO’s total compensation for 2020, 2021, and 2022 by percentile; and the average total compensation for CEOs at our peer companies, from their most recent three annual proxy statement filings.

*	Peer company compensation based on 2019, 2020 and 2021 compensation data from each company’s three most recent proxy statement filings.

Our CEO’s relative pay rank continues within the median of our peer companies since his promotion into the role more than seven years ago, consistent with our philosophy to align executive compensation with that of our peers and provide variable incentive compensation that rewards executives at higher levels when consistently excellent performance is achieved.

24	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

HOW DECISIONS FOR OUR NAMED EXECUTIVE OFFICERS WERE MADE

Executive Compensation Practices

What We Do
✓	Heavy emphasis on variable, performance-based compensation

✓	Majority of long-term incentive awards are performance based

✓	Align compensation to year-over-year performance and delivery on strategic initiatives.

✓	Stock ownership guidelines

✓	Clawback provisions

✓	“Double-trigger” termination payments upon a change in control

✓	Use of independent compensation consultant

✓	Regular risk assessments

✓	Annual reviews of share utilization

✓	Stockholder outreach

✓	Regular market assessments against our peer group

What We Do Not Do
✗	No multi-year guarantees of salary increases

✗	No tax gross-ups on termination payments following a change in control

✗	No hedging of Company stock

✗	No pledging of Company stock

✗	No significant perquisites or defined benefit pension plans

✗	No “single-trigger” termination payments upon a change in control

✗	No repricing or backdating stock options without stockholder approval

The Role of the Compensation Committee

The Committee is responsible for overseeing the design and administration of the executive compensation program so that the program is consistent with our compensation philosophy. The Committee reviews compensation levels for all of our executive officers, including our NEOs. The Committee also makes all final compensation decisions regarding our NEOs and officers, except for the CEO, whose compensation is reviewed and approved by the full Board, excluding Mr. Lowe, based upon recommendations of the Committee.

The Committee also works very closely with its independent compensation consultant and with management to examine the effectiveness of the Company’s executive compensation program. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which is available on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance—Board Committees.”

The Role of Management

Certain members of our senior management team help prepare for and attend meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. However, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from the CEO regarding the compensation of our other officers, including the other NEOs. The CEO does not participate in the deliberations of the Committee and Board regarding his own compensation.

The Role of the Independent Compensation Consultant

The Committee engages an independent compensation consultant to provide expertise on competitive pay practices and compensation program design and an objective assessment of any inherent risks of any compensation programs. Pursuant to the authority granted to it under its charter, the Committee has retained Pearl Meyer as its independent consultant. The Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules, NYSE listing standards, and the requirements of the Compensation Committee Charter, and has determined that work performed by Pearl Meyer does not create a conflict of interest and that Pearl Meyer is independent.

2023 PROXY STATEMENT	25

EXECUTIVE COMPENSATION

The Role of the Peer Group

Our executive compensation program takes into account the compensation practices of companies with which we compete or could compete for executive talent. Peer companies are selected based on a number of factors including size, industry, and markets served. Based on changes in corporate structures, Colfax Corporation and SPX Flow, Inc. were removed and ESAB Corporation and Zurn Water Solutions Corporation were adopted as peers for 2022.

For purposes of setting 2022 executive compensation, the Committee used the following peer companies (“peer group”):

SPX Peer Companies
Altra Industrial Motion Corp. (AIMC)	Franklin Electric Co., Inc.
Barnes Group Inc.	Graco Inc.
Chart Industries, Inc.	Harsco Corp.
CIRCOR International, Inc.	IDEX Corp.
Crane Co.	Nordson Corp.
Curtiss-Wright Corp.	Regal Rexnord Corp
EnPro Industries, Inc.	TriMas Corp.
ESAB Corporation	Watts Water Technologies, Inc.
Federal Signal Corporation	Zurn Elkay Water Solutions Corporation

Our peer companies were drawn from a pool of potential companies identified by our management either as key competitors for senior talent or as having businesses or serving end markets similar to our Company. These companies were further reviewed for appropriateness as peers by Pearl Meyer prior to Committee approval. The primary factors used to generate the group were as follows:

•	Similar business mix to SPX;

•	Similar end markets to SPX;

•	Competitors for executive talent;

•	Market capitalization; and

•	Revenue of approximately 0.4 to 2.5 times SPX’s revenue.

SPX annual revenues for 2022 are approximately at the median peer company.

The Committee reviews the peer group regularly to assure alignment and adds or removes companies as peers as it deems appropriate and necessary to maintain competitive and balanced alignment. The Committee uses the peer group data to assist in compensation decisions around base salary, short-term incentives, and long-term incentives, as well as in benchmarking other executive compensation matters.

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Base salary levels are reviewed annually. When making adjustments, the Committee considers the Company’s overall performance; the NEO’s individual performance, experience, career potential, and tenure with the Company; and competitive market practices. The Committee approved increases in annual base salary, effective March 28, 2022, as reflected in the table below, to continue to improve the competitive market position of our NEO’s base salaries relative to our peer group.

26	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

Named Executive Officer	Base Salary (From 3/29/2021)		Base Salary (From 3/28/2022)		% Adjustment
Eugene J. Lowe, III	$962,000		$1,000,000		4.0%
Michael A. Reilly	$439,619		$451,049		2.6%
J. Randall Data	$501,122		$521,167		4.0%
John W. Swann, III	$491,518		$560,000	(2)	13.9%
Sean McClenaghan	$—	(1)	$560,000		—
James E. Harris	$540,750		$565,084		4.5%

(1)	Mr. McClenaghan was hired effective September 26, 2022, with a base salary of $560,000.

(2)	Mr. Swann received a 4.5% increase in base salary effective March 28, 2022 and an additional 9.0% effective December 5, 2022 related to his promotion to Segment President, Detection & Measurement.

Annual Incentive

Executive Bonus Program

Our Executive Bonus Program pays annual bonuses ranging from 0% to 200% of target by reference to three key metrics: adjusted operating income* adjusted free cash flow*, and adjusted revenue.*

The Committee selected these metrics to be transparent and to provide clarity and consistency in calculating bonuses. In setting short-term incentive goals, SPX management and the Committee utilized a number of data points to focus targets on driving the Company’s strategic priorities, including setting goals that incentivize delivery of annual objectives.

2022 targets were set to drive continued growth in adjusted revenue*, adjusted operating income*, and adjusted free cash flow*.

As previously discussed, we were able to deliver a strong financial performance in 2022. The majority of our businesses exceeded their revenue targets and showed positive growth in operating income through active management of pricing and cost controls. We saw a lower than targeted adjusted free cash flow* driven largely by supply chain challenges and our need to build critical component inventories. Cost controls at the Corporate level also facilitated a positive impact on the adjusted operating income*. As a result, we achieved year-over-year growth in adjusted revenue* and adjusted earnings per share* of 20% and 33%, respectively. In addition, we reported adjusted free cash flow* of $131.4 million.

The table below shows the 2022 threshold, target, and maximum goals for each of the relevant metrics under our Executive Bonus Program, as well as the actual performance results.

	Level of Performance ($ Millions)				Payout

Performance Metric and Weighting	Threshold ($)	Target ($)	Maximum ($)	Actual ($)%
Adjusted Operating Income* (50%)	$ 151.0	$ 172.0	$ 195.0	$ 194.3	196.8%
Adjusted Free Cash Flow* (25%)	$ 141.0	$ 165.0	$ 190.0	$ 131.4	0.0%
Adjusted Revenue* (25%)	$1,350.0	$1,420.0	$1,500.0	$1,468.3	160.4%
Total Corporate Results					138.5%

For 2022, adjusted operating income* of $194.3 million resulted in a 196.8% payout, with a weighting of 50%. Adjusted free cash flow* of $131.4 million resulted in a 0.0% payout, with a weighting of 25%. Revenue* of $1,468.3 million resulted in a 160.4% payout, with a weighting of 25%. Accordingly, based on these performance metrics the cumulative payout for 2022 results would be 138.5% of target for those NEOs with 100% of their bonus tied to corporate metrics.

Mr. Lowe, Mr. Reilly, and Mr. Data’s bonus payouts are tied 100% to the corporate results. Mr. Swann and Mr. McClenaghan have target incentives that include both business unit and corporate results: 75% of each of their incentives is based on their respective roles as a business unit or segment President, and 25% is based on corporate metrics. Following application of calculated awards, the payout by named executive officer is noted in the table below.

* Non-GAAP financial measure. Reconciliations of amounts presented as non-GAAP financial measures with the amounts of the most comparable measures calculated and presented in accordance with GAAP, and other important information regarding non-GAAP financial measures, are presented in Appendix A of this Proxy Statement.

2023 PROXY STATEMENT	27

EXECUTIVE COMPENSATION

Executive Bonus Results for 2022

The table below shows the total annual bonuses earned by our NEOs for 2022.

Named Executive Officer	Base Salary as of 12/31/2022	Target Payout (as a % of Base Salary)	Bonus Achieved (% of Target Payout)	Total Bonus
Eugene J. Lowe, III	$1,000,000	105%	138.5%	$1,454,313
Michael A. Reilly	$451,049	50%	138.5%	$312,365
J. Randall Data	$521,167	70%	138.5%	$505,293
John W. Swann, III	$560,000	70%	108.5%	$425,828
Sean McClenaghan(1)	$560,000	70%	78.7%	$154,281
James E. Harris(2)	$565,084	75%	0.0%	$0

(1)	Mr. McClenaghan earned a pro rata payout based on his partial year of service in 2022.

(2)	As previously discussed, Mr. Harris resigned from his position in September 2022 and was ineligible for a payout.

Long-Term Incentives

Long-term incentives are an integral part of our executive compensation program. They are designed to align the financial interests of our NEOs with those of our stockholders through performance-based compensation that correlates with the creation of long-term stockholder value. Our long-term incentive awards also support our executive retention strategy.

For 2022, the Committee approved the following mix of LTI awards, which awards were granted in March 2022 under our stockholder approved plans:

•	Options that generally vest ratably, in annual installments over a three-year period;

•

PSUs tied to r-TSR compared to a peer group within the S&P 600 Small Cap Capital Goods Index over a three-year performance measurement period, with potential payout range of 0% to 150% of target, and cannot exceed target if our TSR is negative. Target payout is achieved at the 50th percentile, with maximum payout at the 75th percentile, and payout is not awarded unless SPX performance is equal to or greater than the 30th percentile.

•	RSUs that generally vest ratably over a three-year period.

50% of the award value was allocated to PSUs with the remaining 50% divided equally between Options and RSUs.

Our NEOs received the following long-term incentive award opportunities in 2022:

	Target LTI Value	Units
Named Executive Officer		Options	PSUs	RSUs
Eugene J. Lowe, III	$4,000,000	49,378	38,979	19,489
Michael A. Reilly(1)	$—	—	—	—
J. Randall Data	$795,000	9,814	7,747	3,874
John W. Swann, III	$700,000	8,641	6,821	3,411
Sean McClenaghan(2)	$1,000,000	20,585	—	8,883
James E. Harris	$915,000	11,295	8,916	4,458

(1)	Mr. Reilly did not receive a long-term equity grant in 2022.

(2)

Mr. McClenaghan received annual grant of $750,000 and an additional sign-on grant of $250,000 to offset equity forfeited with prior employer by joining SPX, both comprising an equal share of Options and RSUs in connection with the commencement of his employment in September 2022.

28	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

The allocation of Options was based on the Black-Scholes valuation and RSUs and PSUs were based on the average closing fair market value of SPX stock for the 15 trading days immediately preceding the date of grant. The amounts included for PSUs in the “Summary Compensation Table” beginning on page 33 and in the table included in “Grants of Plan-Based Awards” beginning on page 40 are based on the grant date fair value of the PSUs determined using financial accounting assumptions as required by SEC rules for reporting the related compensation in those tables, which differ from the values assigned to these awards in the allocations described above.

Stock Options

In 2022, awards of Options were granted to eligible participants, including each of the NEOs, other than Mr. Reilly. The Committee approved the 2022 Option grants to the NEOs in March 2022. Mr. McClenaghan was awarded Options in connection with his commencement of employment in September 2022. The exercise price per share of the 2022 Options is the closing trading price per share on the NYSE on the date of grant. The 2022 Options grant agreement provides generally for time-based ratable vesting in equal installments (of 33 1/3 percent per year) over a three-year period (generally subject to continued service during the period) with a maximum exercise term of ten years. The Committee approves all grants of Options to be issued by the Company pursuant to approved equity grant guidelines.

Performance Stock Units

The 2022 awards of PSUs provide eligible participants, including each of the NEOs, other than Mr. Reilly, the opportunity to receive shares of common stock based on pre-established financial performance targets over a specified three-year period (and generally subject to continued service during the performance period). The performance criteria for the PSUs are based on the r-TSR of SPX as compared to the results of a peer group within the S&P 600 Small Cap Capital Goods Index. At grant date, this peer group was comprised of 57 companies that compete in similar markets. Payouts under the program are made in shares of our common stock and range from 0% to 150% based on our TSR achievement versus the peer group. Target payout is achieved at the 50th percentile, with maximum payout at the 75th percentile and no payout is awarded unless SPX performance is equal to or greater than the 30th percentile. Payout cannot exceed target if our TSR is negative.

Restricted Stock Units

As part of the 2022 long-term incentive program, participants, including each of the NEOs, other than Mr. Reilly, received RSUs. The Committee approved the 2022 RSU grants to the NEOs in March 2022, other than the award to Mr. McClenaghan which was approved in connection with his commencement of his employment. The 2022 RSU grant agreement provides generally for time-based ratable vesting in annual installments (of 33 1/3 percent per year) over a three-year period (generally subject to continued service during the period). The Committee approves all grants of RSUs to be issued by the Company pursuant to approved equity grant guidelines.

Outstanding equity awards are more fully described in the “Outstanding Equity Awards at Fiscal Year-End” table in “Executive Compensation,” beginning on page 41.

Performance Stock Units Awards in 2020

The grant of PSUs made in February 2020 covered the measurement period of January 1, 2020 through December 31, 2022. The performance metric for these PSUs measures r-TSR compared to a peer group within the S&P 600 Small Cap Capital Goods Index. Total stockholder return delivered in the measurement period was 29%, which ranked in the 51st percentile, compared to threshold of 30th percentile, target of 50th percentile, and maximum of 75th percentile. The resulting performance achievement of the February 2020 grant was a 101.9% payout of the PSUs. The final value of the payout reflects both the appreciation of the value of stock since the time of the grant and the payout at 101.9% of the performance award.

OTHER PRACTICES, POLICIES, AND GUIDELINES

Policy on Hedging

No SPX director or employee may trade in derivative securities relating to SPX securities, such as put and call options or forward transactions.

Policy on Pledging

No SPX director or officer may pledge SPX securities.

2023 PROXY STATEMENT	29

EXECUTIVE COMPENSATION

Stock Ownership Guidelines

Our Stock Ownership Guidelines are designed to help ensure our officers’ interests are closely aligned with those of our long-term stockholders. Additional detail can be found in “Ownership of Common Stock—Stock Ownership Guidelines” on page 17.

Impact on Compensation from Misconduct–Clawbacks

If the Board were to determine that a NEO had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose appropriate discipline. Discipline would vary based on the facts and circumstances, but may include termination of employment and/or other appropriate actions.

We retroactively adjust compensation in the event of a restatement of financial or other performance results to the extent required under applicable rules under the Sarbanes-Oxley Act of 2002. Our executive bonus program provides for repayment or forfeiture of awards under specified circumstances if the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any awards earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that failed to materially comply with a financial reporting requirement must be paid back to the Company. To the extent that the affected award was deferred under a nonqualified deferred compensation plan maintained by the Company rather than paid to the executive officer, the deferred amount (and any earnings from it) must be forfeited. Since 2013, our equity award agreements have provided that awards are subject to any compensation recovery policy adopted by the Company, as amended from time to time.

Other Benefits and Perquisites

We provide perquisites to attract and retain executives in a competitive marketplace, and we believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies. For a full listing of benefits and perquisites, see the “Summary Compensation Table” and accompanying footnotes beginning on page 33. We do not provide tax gross-up payments for perquisites.

Our CEO may utilize our aircraft for personal travel for himself and his family. Other executive officers may be permitted personal use of our aircraft for themselves and their families if approved by our CEO. We report the value of any personal use of our corporate aircraft by NEOs as ordinary taxable income based on Standard Industry Fare Levels and as compensation in the Summary Compensation Table on page 33 based on our incremental costs.

Retirement and Deferred Compensation Plans

None of our NEOs participate in an SPX defined benefit pension plan.

Our executives, along with the majority of our U.S.-based employee population, are eligible to receive matching contributions into the SPX Retirement Savings and Stock Ownership Plan (the “401(k) Plan”), a tax-qualified retirement savings plan. Matching contributions are immediately vested and are invested initially in the SPX Common Stock Fund in the form of units. This fund under the 401(k) Plan is primarily invested in SPX common stock, with a small portion of the fund in cash, for purposes of administrative convenience.

Executive officers and other senior-level management employees are also eligible to participate in the SPX Supplemental Retirement Savings Plan (the “SRSP”), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses.

For more information regarding these plans, see the Nonqualified Deferred Compensation table and accompanying narrative and footnotes, beginning on page 43.

Termination and Change-in-Control Provisions

As described below, all our NEOs, except Mr. Lowe and Mr. Reilly, have entered into the current form of our change-in-control agreement as filed with the SEC.

On September 28, 2015, the Committee recommended, and the Board approved, an employment agreement and a change-in-control agreement for Mr. Lowe, President and Chief Executive Officer, and severance benefit agreements and change-in-control agreements for all other executive officers, except Mr. Reilly. The Committee reviews these agreements annually considering stakeholder interests and market competitiveness and will address adjustments as it deems appropriate.

30	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

Our severance arrangements are designed to protect stockholder interests by stabilizing management during periods of uncertainty. Executives often assign significant value to severance agreements because these agreements provide compensation for lost professional opportunities in the event of a negative qualifying event following a change-in-control.

Severance agreements can also be a powerful tool to discourage entrenchment of management, in that these agreements can offset the risk of financial and professional loss that management may face when recommending a sale to or merger with another company. Our severance arrangements are structured to serve the above functions, which differ, and are perceived by recipients to differ, from pay for performance. Accordingly, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements. As described above, all our NEOs, except Mr. Lowe and Mr. Reilly, have entered into the most current form of our severance benefit agreement as filed with the SEC. In lieu of a separate severance benefit agreement, we have entered into an employment agreement with Mr. Lowe that provides for certain severance benefits.

We utilize a double-trigger in the event of a change-in-control. If the executive officer experiences a qualifying negative employment action following a change-in-control, then the executive officer becomes immediately vested in all previously- granted unvested SPX equity, including shares subject to performance vesting, at the target level of vesting. This feature is designed to be equitable in the event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change-in-control.

Severance and change-in-control terms are further discussed and quantified in “Potential Payments Upon Termination or Change-in-Control,” beginning on page 45.

Notes

The discussion of performance targets in this CD&A is exclusively in the context of executive compensation and should not be used for any other purpose or regarded as an indication of management’s expectations of future results.

References to “bonus” or “bonuses” in this CD&A and the compensation tables are to our annual performance-based payments reflected as “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” on page 33 and “Estimated Future Payouts under Non-Equity Incentive Plan Awards” in the “Grants of Plan-Based Awards” table on page 40.

Risk Analysis

Management regularly monitors and reviews our compensation program and the related risks and reports its findings to the Committee.

We do not believe our compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on our Company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

•

The variable portions of compensation (cash incentive and equity awards) are designed to reward both annual performance and longer-term performance. We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our Company’s long-term best interests.

•

For business unit level executives, a significant percentage of their compensation is based on the performance of our Company as a whole. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating business unit to the detriment of our Company as a whole.

•

Our executive officers are subject to stock ownership guidelines that we believe incentivize our executives to consider the long-term interests of our Company and our stockholders and discourage excessive risk-taking that could negatively impact our stock price.

•	The Compensation Committee exercises risk oversight of our executive compensation program.

•

A qualitative risk assessment concluded that our plans do not have an unreasonable ratio between fixed and variable compensation. The annual bonus plans are capped at specified maximum percentages, which limits incentives to undertake excessive risk.

2023 PROXY STATEMENT	31

EXECUTIVE COMPENSATION

•

The executive and management annual bonus plans also have clawback provisions relating to any fraud, manipulation, or negligence in connection with computation of performance measures or payments under the plans.

•	Incentive plans are primarily determined by a formula tied directly to Company performance.

•	Sales incentive plans are regularly reviewed.

•	In addition to the structure of our plans, we mitigate any risk that may be generated by compensation plans through management oversight, compliance training and enforcement, and periodic reviews.

No single SPX business unit carries a significant portion of the Company’s risk profile, or has compensation structured in a significantly different manner than other business units within the Company, regardless of relative business unit profitability or compensation expense as a percentage of revenues.

Management does not believe that any of the design features pose a significant concern. Based upon this analysis, we determined that the compensation programs do not present a material risk.

Compensation Committee Report

The Compensation Committee of the SPX Board of Directors consists of five directors. Each of the Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. The Committee reviews SPX’s “Compensation Discussion and Analysis” on behalf of the Board.

The Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management, and based on the review and discussions, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and SPX’s Annual Report on Form 10-K for the year ended December 31, 2022.

Compensation Committee,

Ricky D. Puckett, Chairman

David A. Roberts

Ruth G. Shaw

Robert B. Toth

Tana L. Utley

32	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Tables

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for our named executive officers during 2022. The “named executive officers” or “NEOs” are our Chief Executive Officer, the officer serving as Interim Chief Financial Officer, our next three most highly compensated officers who were executive officers at year end and our former Chief Financial Officer who resigned in September 2022. Only 2022 compensation amounts are provided for Messrs. Reilly and McClenaghan as neither was an NEO prior to 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Eugene J. Lowe, III President and Chief Executive Officer	2022	991,047	—	2,937,238	954,477	1,454,313	—	247,000	6,584,075
	2021	953,181	—	3,245,177	1,087,376	1,143,493	—	88,258	6,517,485
	2020	917,724	246,050	2,863,057	930,291	1,099,100	—	61,303	6,117,525
Michael A. Reilly Interim Chief Financial Officer & Treasurer, Chief Accounting Officer and VP Finance	2022	448,356	—	—	—	312,365	—	89,787	850,508

J. Randall Data President, South Africa and Global Operations	2022	516,444	—	583,800	189,705	505,293	—	85,097	1,880,339
	2021	497,082	—	624,733	209,319	416,965	—	57,432	1,805,531
	2020	480,418	140,334	640,382	208,087	300,544	—	56,071	1,825,836
John W. Swann, III President, Detection & Measurement	2022	511,855	—	514,021	167,031	425,828	—	139,158	1,757,893
	2021	487,012	—	567,894	190,292	431,124	—	59,296	1,735,618
	2020	468,946	181,026	565,077	183,605	203,083	—	40,029	1,641,766
Sean McClenaghan(6) President, Global Cooling	2022	148,822	125,000	490,519	490,541	154,281	—	5,800	1,414,963

James W. Harris(7) Former Vice President, Chief Financial Officer and Treasurer	2022	406,081	—	671,865	218,332	—	—	76,242	1,372,520
	2021	536,996	—	713,938	239,222	482,077	—	50,085	2,022,318
	2020	197,055	414,025	232,841	225,003	59,272	—	40,440	1,168,636

(1)

NEOs are eligible to defer up to 50% of their salaries into the 401(k) Plan; and the SRSP. In 2022, the following NEOs deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP
Eugene J. Lowe, III	$14,800	$40,239
Michael A. Reilly	$21,981	$21,806
J. Randall Data	$9,637	$25,164
John W. Swann, III	$14,178	$24,897
Sean McClenaghan	$1,292	—
James E. Harris	$25,700	$53,986

(2)

The amounts reported in the above table were calculated in accordance with FASB Accounting Standard Codification Topic 718 (“Topic 718”) to reflect their grant date fair-value given vesting requirements. See note 16 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022 for additional information regarding the calculation of these numbers. Amounts presented for 2022 include RSU and PSU awards. The values for PSUs assumes achievement at the target performance level. At the maximum performance level of 150%, Mr. Lowe would receive $2,974,293, Mr. Data would receive $591,135, Mr. Swann would receive $520,476, and Mr. Harris would receive $680,335. Mr. Reilly did not receive and RSU or PSU award in 2022 and Mr. McClenaghan did not receive a PSU award in 2022.

2023 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

(3)

Option Awards reflect the fair-value at time of grant in accordance with Topic 718 to reflect their grant date fair value given vesting requirements. See note 16 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022 for additional information regarding the calculation of these numbers. See the “Grants of Plan-Based Awards” table for more information on these grants.

(4)	In 2023, the year in which they received the 2022 bonus payout, the following NEOs deferred the following portions of their bonuses into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP
Eugene J. Lowe, III	$7,115	$65,831
Michael A. Reilly	$7,448	$4,146
J. Randall Data	$19,978	$—
John W. Swann, III	$6,346	$12,211
Sean McClenaghan	$9,257	$—
James E. Harris	$—	$—

(5)	All Other Compensation for 2022 for NEOs is outlined in the table below:

All Other Compensation	Eugene J. Lowe, III	Michael A. Reilly	J. Randall Data	John W. Swann, III	Sean McClenaghan	James E. Harris
Financial Planning	$1,100	$—	$12,890	$7,731	$—	$20,000
Executive Physical	$—	$—	$1,909	$4,069	$—	$4,301
SPX Foundation Matching Gift(a)	$10,000	$—	$—	$5,750	$—	$—
Company Aircraft Personal Use(b)	$2,871	$—	$—	$—	$—	$—
Group Term Life (>50k)	$2,622	$3,148	$3,622	$4,659	$941	$4,642
Retirement Savings Plan Match	$15,250	$15,250	$15,250	$15,250	$—	$15,250
Supplemental Retirement Savings Plan Match(c)	$80,541	$19,345	$19,968	$30,702	$—	$32,049
Other Deferred Compensation(d)	$134,616	$52,044	$31,458	$70,997	$4,859	$—
Total	$247,000	$89,787	$85,097	$139,158	$5,800	$76,242

(a)

We will make matching donations for charitable contributions made by employees up to a total of $5,000 per annum. We will make matching donations for executive officers up to a total of $10,000. Amounts represented are the matching contributions for 2022.

(b)	Represents guest travel accompanying executive officer on business travel. Values reflects the incremental costs (e.g., food and beverage).

(c)	Represents matching contributions made by the employer to the SRSP during the plan year.

(d)

Represents an amount to be paid, upon termination of employment, in lieu of unused vacation accrued through December 2022, as a result of a change in paid time-off policies affecting all relevant employees, which change was adopted in December 2022.

(6)	Mr. McClenaghan joined the Company in September 2022.

(7)	Mr. Harris voluntarily resigned in September 2022.

CEO Employment Agreement

The above benefits for Mr. Lowe are provided pursuant to the terms of his employment agreement. His employment agreement provides for annual base salary levels, annual incentive compensation opportunity, severance entitlements, and allowance amounts for annual income tax return preparation and financial planning. The initial term of Mr. Lowe’s employment agreement expired on December 31, 2017, and the agreement automatically renews in additional subsequent one year-long terms unless at least 180 days prior to the expiration of any subsequent extended term one of the parties provides the other party with a written notice of non-renewal.

See “Compensation Discussion and Analysis,” beginning on page 19, for further discussion and explanation of each element of compensation.

CEO Pay Ratio

SEC rules require that we present a ratio of the total compensation of our CEO for 2022 to the total compensation received for 2022 by an identified median-compensated employee. These rules do not prescribe a particular method for identifying the median-compensated employee and permit companies to use reasonable methods for determining the median-compensated employee for the basis of presenting this ratio.

34	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

The 2022 annual total compensation for the identified median-compensated employee was $61,403.51 and the annual total compensation of our CEO was $6,584,075. Based on this information, for 2022 the ratio of the annual total compensation of our CEO to that of the identified median-compensated employee was 107 to 1.

To identify the median-compensated employee in 2022, we conducted a full analysis of our total employee population as of December 31, 2022, without the use of statistical sampling. We determined our median-compensated employee using “total compensation” paid during the full year 2022. “Total compensation” for this purpose consisted of gross wages which included base wages, overtime, shift differential, incentives, paid time off, and perquisites, as applicable. We did not annualize gross wages for employees who were not employed for the full year in 2022. For those employees located outside of the US, currencies were converted to US Dollars using the posted Bloomberg market rates as of December 21, 2022. In determining the pay ratio for 2022, we calculated the total compensation of the median-compensated employee using the same method used in calculating the total compensation of our CEO, as reported in the Summary Compensation Table on page 33.

This pay ratio is a reasonable estimate calculated in a manner consistent with the applicable SEC rules using the data and method summarized above. As noted above, SEC rules for identifying the median-compensated employee allow companies to adopt a variety of methods to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the median employee compensation amount and CEO pay ratio reported by other companies may not be comparable to the amount and ratio reported above.

2023 PROXY STATEMENT	35

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange
C
ommission (“SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “Compensation Actually Paid” calculated in a manner prescribed by applicable SEC Rules and certain Company performance for the fiscal years listed below.
As specified by the SEC rule, the following table presents for each of the past three fiscal years:

•
the total compensation of the individual serving as our principal executive officer, Mr. Lowe (identified in the table as “PEO”), as calculated in accordance with the presentation of total compensation in the “Summary Compensation Table” beginning on page 33;

•
for purposes of this mandatory disclosure, “compensation a
c
tually paid” or “CAP” represents an amount calculated based on the SEC’s prescribed formula and requirements. These formulas use the fair value of the Company’s common stock at points in time and do not reflect that a significant portion of CAP may never be earned or delivered to NEOs due to a number of factors, including completion of vesting requirements or a decrease in the fair value of our common stock. As a result, while CAP includes some actually paid amounts (base salary, for example), CAP does not constitute compensation actually delivered to or received by our named executive officers in each respective year

•
the average total compensation, as
calculated
in accordance with the presentation of total compensation in the “Summary Compensation Table,” of the individuals, other than Mr. Lowe, listed as named executive officers in our proxy statement for the annual meeting held in the year following each such year (the
“Non-PEO
NEOs”), with a footnote to the table identifying the individuals comprising the Non-PEO NEOs in each year;

•
the average amount of “Compensation Actually Paid” as determined in accordance with the SEC rule for the Non-PEO NEOs, with a description and quantification of the adjustments from 1otal compensation as reported in accordance with the presentation of such amounts required for the “Summary Compensation Table” to derive Compensation Actually Paid set forth in footnote (1) to the table;

•
SPX’s cumulative total shareholder return (“TSR”) for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending the last trading day of the year presented in the table (for example, for 2021, the period from December 31, 2019 through December 31, 2021), assuming the investment of $100 in SPX common stock on the first day of such period;

•
the cumulative TSR for each such period of the peer group of companies identified in a footnote to the table calculated on the same basis as SPX’s TSR, but assuming an investment on the first day of such period of $100 in the common stock of such companies, allocated among such companies based on their respective market capitalization at December 31, 2019;

•
the net income of SPX and its subsidiaries on a consolidated basis as presented in our consolidated statement of
operations included in the accompanying annual report, which includes the results of discontinued operations; and

•
adjusted operating income, as determined in accordance with our practices under our Executive Bonus Plan—a measure selected by us for presentation in this table as the most important financial performance measure linking Compensation Actually Paid to the NEOs for the most recent fiscal year to company performance.

The table presents Compensation Actually Paid in accordance with the requirements of the SEC rule. As identified in the footnotes to the table, the determination of Compensation Actually Paid includes adjustments to reflect, among other things, period-to-period
changes in the value of unvested equity awards. Accordingly, such amounts do not reflect the value of compensation actually delivered to, or received by Mr. Lowe or the
Non-PEO
NEOs, in the period reported in the table, as the amount of actual compensation received by any executive officers depends on whether the executive officer satisfies the conditions for vesting of any such award, the extent to which performance conditions for performance-based awards are satisfied, and the value of our common stock on the date such awards vest (or, with respect to options, on the date that vested options are exercised). You should refer to “Compensation Discussion & Analysis” for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

36	2023 PROXY STATEMENT

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions) (5)	Adj. Operating Income (in millions) (6)
					SPX Technologies, Inc.	S&P 1500 Industrials (Sector) (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(h)

2022	$6,584,075	$9,382,695	$1,455,245	$1,358,069	$129	$122	$ 0	$194

2021	$6,517,485	$6,074,728	$1,808,368	$1,622,435	$117	$132	$425	$143

2020	$6,117,525	$6,888,767	$1,530,729	$1,680,617	$107	$110	$ 99	$183

(1)	Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid include:

	2022		2021		2020

	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs

Total Compensation from Summary Compensation Table	$6,584,075	$1,455,245	$6,517,485	$1,808,368	$6,117,525	$1,530,729

Adjustments for Pension

Adjustment for Summary Compensation Table Pension	$0	$0	$0	$0	$0	$0

Amount added for current year service cost	$0	$0	$0	$0	$0	$0

Amount added for prior service cost impacting current year	$0	$0	$0	$0	$0	$0

Total Adjustments for Pension	$0	$0	$0	$0	$0	$0

Adjustments for Equity Awards

Adjustment for grant date values in the Summary Compensation Table	$(3,891,715)	$(665,163)	$(4,332,553)	$(736,534)	$(3,793,348)	$(658,566)

Year-end fair value of unvested awards granted in the current year	$6,166,741	$706,347	$4,007,180	$581,044	$4,353,984	$771,638

Year-over-year difference of year-end fair values for unvested awards granted in prior years	$1,504,739	$152,179	$(266,937)	$(16,655)	$664,368	$99,208

Fair values at vest date for awards granted and vested in current year	$0	$0	$0	$15,204	$0	$0

Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(981,146)	$(97,875)	$149,554	$16,606	$(453,762)	$(62,391)

Forfeitures during current year equal to prior year-end fair value	$0	$(192,664)	$0	$(45,598)	$0	$0

Dividends or dividend equivalents not otherwise included in the total compensation	$0	$0	$0	$0	$0	$0

Total Adjustments for Equity Awards	$2,798,620	$(97,176)	$(442,757)	$(185,932)	$771,242	$149,888

Compensation Actually Paid (as calculated)	$9,382,695	$1,358,069	$6,074,728	$1,622,435	$6,888,767	$1,680,617

(2)	Equity valuations assumptions for calculating Compensation Actually Paid are not materially different from grant date valuation assumptions.

(3)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2022: Michael Reilly, Randall Data, John Swann, Sean McClenaghan, James Harris
2021: Randall Data, John Swann, James Harris, Brian Mason, John Nurkin
2020: Randall Data, John Swann, James Harris, Brian Mason, Scott Sproule

(4)	The peer group consists of the companies included in the S&P 1500 Industrials Index.

(5)	Amounts for 2022, 2021, and 2020 include the following:

•	2022

•	A loss, net of tax, of $72.8 million on the divestiture of our asbestos portfolio.

•	Losses related to discontinued operations of $19.6 million.

•	2021 – Income from discontinued operations of $366.4 million, including a gain on the sale of the Transformer Solutions business of $382.2 million.

•	2020 – Income related to discontinued operations of $25.2 million.

(6)	Please refer to Appendix A in this proxy statement for a reconciliation of GAAP to non-GAAP Adjusted Operating Income.

2023 PROXY STATEMENT	37

Tabular List of Financial Performance Measures
In our assessment, the most important financial performance measures used to link Compensation Actually Paid of our NEOs in 2022 to our performance were:

•	adjusted operating income,

•	adjusted free cash flow,

•	revenue, and

•	relative total shareholder return.
Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of Compensation Actually Paid and the following measures:

•	the Company’s cumulative TSR and the Peer Group’s cumulative TSR;

•	the Company’s net income; and

•	the Company selected measure, which for SPX is adjusted operating income.
Compensation Actually Paid and Cumulative TSR / Cumulative TSR of the Peer Group

38	2023 PROXY STATEMENT

Compensation Actually Paid and Net Income

Compensation Actu
ally
Paid and Adjusted
O
perating Income

2023 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding equity and non-equity awards granted to the NEOs in 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)	All Other Stock Awards: Number of Shares or Stock Units (#)(4)	Stock Option Awards (#)(5)	Exercise Price of Stock Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Eugene J. Lowe, III	03/09/2023	525,000	1,050,000	2,100,000
	03/01/2022				19,490	38,979	58,469				1,982,862
	03/01/2022							19,489			954,376
	03/01/2022								49,378	48.97	954,477
Michael A. Reilly	03/09/2023	112,762	225,524	451,049
					—	—	—				—
								—			—
									—	—	—
J. Randall Data	03/09/2023	182,408	364,817	729,633
	03/01/2022				3,874	7,747	11,621				394,090
	03/01/2022							3,874			189,710
	03/01/2022								9,814	48.97	189,705
John W. Swann, III	03/09/2023	196,000	392,000	784,000
	03/01/2022				3,411	6,821	10,232				346,984
	03/01/2022							3,411			167,037
	03/01/2022								8,641	48.97	167,031
Sean McClenaghan	03/09/2023	196,000	392,000	784,000
					—	—	—				—
	10/01/2022							8,883			490,519
	10/01/2022								20,585	55.22	490,541
James E. Harris
	03/01/2021				4,458	8,916	13,374				453,557
	03/01/2021							4,458			218,308
	03/01/2021								11,295	48.97	218,332

(1)

The Committee approved the 2022 bonuses to each of the NEOs on February 22, 2022 and the 2022 LTI awards to each of such NEOs on March 1, 2022. The 2022 LTI awards are generally subject to continued service through the applicable performance or vesting period.

40	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

(2)

Represents the potential payout for 2022 bonuses. Threshold payout is 50% of target and maximum payout is 200% of target. For Mr. McClenaghan, his bonus target reflects a full-year target subject to proration based on hire date. Actual bonus earned for 2022 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)

Represents the potential payout for the PSUs granted on March 1, 2022. Threshold payout is 50% of target and maximum payout is 150% of target, and is based on the three-year r-TSR versus a peer group within the S&P 600 Capital Goods Index for 2022-2024. Payout is capped at target if the Company TSR is negative. A description of our PSUs is included in the “Long-Term Incentives” section of the CD&A.

(4)

Represents the RSU awards for 2022. RSUs are time-based and do not have a performance requirement for vesting. The time-based awards vest 33 1/3 percent per year over three years on March 1, 2023, March 1, 2024, and March 1, 2025. A description of our RSUs is included in the “Long-Term Incentives” section of the CD&A.

(5)	Represents the number of Options awarded on the grant date, and vest 33 1/3 percent per year over three years on March 1, 2023, March 1, 2024, and March 1, 2025.

(6)

Represents the grant date fair value of each equity-based award based on the Monte-Carlo simulation model valuation technique for PSUs, the closing stock price on the date of grant for RSUs, and a Black-Scholes option-pricing model for stock options. Fair Value is based on Topic 718. See note 16 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022 for the assumptions used in the valuation of these awards. The values reported in this column for the PSUs were calculated at target.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table details the outstanding equity awards held by each of our NEOs at December 31, 2022. Mr. Harris, who resigned in September 2022, had no outstanding equity awards at December 31, 2022.

		Option Awards				Stock Awards

Name	Award Date	Number of Securities Underlying Unexercised Option Unexercisable (#)(1)	Number of Securities Underlying Unexercised Option Exercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)

Eugene J. Lowe, III	01/02/2015		45,776	$21.16	1/2/2025
	10/13/2015		332,673	$12.36	10/13/2025
	03/02/2016		186,919	$12.85	3/2/2026
	03/01/2017		82,405	$27.40	3/1/2027
	02/22/2018		72,298	$32.69	2/22/2028
	02/21/2019
	02/21/2019
	02/21/2019		77,463	$36.51	2/21/2029
	02/20/2020					6,206	(4a)	407,424
	02/20/2020								37,933	(4b)	2,490,300
	02/20/2020	17,822	35,643	$50.09	2/20/2030
	03/01/2021					11,965	(5a)	785,502
	03/01/2021								41,996	(5b)	2,757,036
	03/01/2021	30,861	15,430	$58.34	3/1/2031

Michael A. Reilly	02/22/2018		3,110	$32.69	2/22/2028
	02/21/2019		8,607	$36.51	2/21/2029
	02/20/2020					654	(4a)	42,935
	02/20/2020								3,993	(4b)	262,119
	02/20/2020	1,876	3,752	$50.09	2/20/2030
	03/01/2021					3,589	(5a)	235,618
	03/01/2021								4,199	(5b)	275,673
	03/01/2021	3,086	1,543	$58.34	3/1/2031

2023 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

		Option Awards				Stock Awards

Name	Award Date	Number of Securities Underlying Unexercised Option Unexercisable (#)(1)	Number of Securities Underlying Unexercised Option Exercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)

J. Randall Data	02/22/2018		16,326	$32.69	2/22/2028
	02/21/2019		16,138	$36.51	2/21/2029
	02/20/2020					1,388	(4a)	91,122
	02/20/2020								8,485	(4b)	557,012
	02/20/2020	3,987	7,972	$50.09	2/20/2030
	03/01/2021					2,304	(5a)	151,258
	03/01/2021								8,085	(5b)	530,761
	03/01/2021	5,941	2,970	$58.34	3/1/2031
	03/01/2022					3,874	(6a)	254,328
	03/01/2022								11,621	(6b)	762,886
	03/01/2022	9,814		$48.97	3/1/2032
John W. Swann, III	02/22/2018		12,361	$32.69	2/22/2028
	02/21/2019		13,556	$36.51	2/21/2029
	02/20/2020					1,225	(4a)	80,421
	02/20/2020								7,487	(4b)	491,532
	02/20/2020	3,518	7,034	$50.09	2/20/2030
	03/01/2021					2,094	(5a)	137,471
	03/01/2021								7,349	(5b)	482,447
	03/01/2021	5,401	2,700	$58.34	3/1/2031
	03/01/2022					3,411	(6a)	223,932
	03/01/2022								10,232	(6b)	671,698
	03/01/2022	8,641		$48.97	3/1/2032

Sean McClenaghan	10/01/2022					8,883	(7)	583,169
	10/01/2022	20,585		$55.22	10/1/2032

(1)

Unvested Options are subject to satisfaction of vesting criteria for the applicable year. Options vest at the rate of 33 1/3 percent in annual installments over three years beginning on the first anniversary of the grant date. LTI awards are generally subject to continued service through the applicable vesting period.

(2)	Based on the closing price of our common stock on the award date adjusted when applicable for the spin-off of SPX FLOW, Inc. on September 26, 2015.

(3)	Based on the closing price of our common stock of $65.65 on December 30, 2022, the last trading day of 2022.

(4a)

RSUs awarded on February 20, 2020, vest at the rate of 33 1/3 percent each year over three years beginning on the first anniversary of the grant date. LTI awards are generally subject to continued service through the applicable vesting period.

(4b)

PSUs awarded on February 20, 2020, become eligible to vest upon Committee certification of achievement, subject to satisfaction of external performance criteria for the three-year performance period. LTI awards are generally subject to continued service through the applicable vesting period. PSUs are capped at target if our TSR is negative. Amount presented assumes achievement at 101.9% performance level.

(5a)

RSUs awarded on March 1, 2021, vest at the rate of 33 1/3 percent each year over three years beginning on the first anniversary of the grant date. LTI awards are generally subject to continued service through the applicable vesting period.

(5b)

PSUs awarded on March 1, 2021, become eligible to vest upon Committee certification of achievement, subject to satisfaction of external performance criteria for the three-year performance period. LTI awards are generally subject to continued service through the applicable vesting period. PSUs are capped at target if our TSR is negative. Amount presented assumes achievement at 117% performance level.

42	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

(6a)

RSUs awarded on March 1, 2022, vest at the rate of 33 1/3 percent each year over three years beginning on the first anniversary of the grant date. LTI awards are generally subject to continued service through the applicable vesting period.

(6b)

PSUs awarded on March 1, 2022, become eligible to vest upon Committee certification of achievement, subject to satisfaction of external performance criteria for the three-year performance period. LTI awards are generally subject to continued 150% performance level.

(7)

RSUs awarded to Mr. McClenaghan on October 1, 2022, vest at the rate of 33 1/3 percent per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of October 1, 2023, October 1, 2024, and October 1, 2025. LTI awards are generally subject to continued service through the applicable vesting period.

OPTION EXERCISES AND STOCK VESTED IN 2022

The following table sets forth options exercised and stock vested for each of our NEOs in 2022.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Eugene J. Lowe, III	—	—	98,137	5,096,269
Michael A. Reilly	—	—	10,802	561,029
J. Randall Data	—	—	20,445	1,061,837
John W. Swann, III	29,050	1,067,905	17,314	899,130
Sean McClenaghan	—	—	—	—
James E. Harris	12,074	241,690	3,057	177,101

(1)

Value realized on exercise and value realized on vesting is based on the closing price of our common stock on the New York Stock Exchange on the date of exercise or vesting, as applicable. In connection with the vesting of stock awards, our NEOs surrendered shares to satisfy tax withholding requirements, which reduced the number of shares acquired and actual value they received upon vesting.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information relating to the SPX Supplemental Retirement Savings Plan (“SRSP”) for NEOs in 2022. Other members of senior-level management are also eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Eligible executives may defer up to 50% of their base compensation (excluding annual bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and annual bonus deferral elections are made prior to the beginning of the year to which they relate.

A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan, and the deferrals and match are allocated to the fund(s) under the SRSP as selected by the participant.

In general, “eligible compensation” for purposes of the SRSP is the amount reported as wages on a participant’s Form W-2, (1) increased by (a) amounts contributed by the participant to the 401(k) Plan and the SPX Flexible Spending Account Plans, and (b) vacation and holiday pay paid after termination of employment; and (2) decreased by (a) reimbursements or other expense allowances, (b) fringe benefits (cash and non-cash), (c) moving expenses, (d) welfare benefits (provided that short-term disability payments are included and long-term disability payments are excluded), (e) employer-provided automobiles, mileage reimbursements, and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements, the taxable value of physical examinations, and group term life insurance coverage in excess of $50,000, (f) pay in lieu of notice, (g) deferred compensation, (h) the value of restricted shares and other equity awards, and (i) severance pay paid after termination of employment.

2023 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

All matching contributions into the SRSP are made in cash and invested according to the participant’s elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the similar investment choices available in the 401(k) Plan. All returns in the SRSP and the 401(k) Plan are at market rates. In-service distributions are not allowed under the SRSP. All amounts deferred under the SRSP after 2009 will be paid in a lump-sum payment six months following termination of employment. Participants may elect to receive their pre-2009 accounts in a lump sum, annual installments (two to ten years), or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1⁄2).

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)
Eugene J. Lowe, III	91,413	82,272	(299,222)	—	1,471,196
Michael A. Reilly	24,255	20,212	(195,114)	—	1,369,951
J. Randall Data	25,164	20,980	(72,758)	—	366,032
John W. Swann, III	38,135	31,779	(162,702)	—	931,597
Sean McClenaghan	—	—	—	—	—
James E. Harris	82,092	32,049	(17,249)	0	164,121

(1)	Contributions to the SRSP consisted of deferrals from 2022 base salary and 2021 bonus payout.

Name	2022 Salary	2021 Non-Equity Incentive Plan Compensation
Eugene J. Lowe, III	$40,239	$51,174
Michael A. Reilly	$21,806	$2,449
J. Randall Data	$25,164	$—
John W. Swann, III	$24,897	$13,238
Sean McClenaghan	$—	$0
James E. Harris	$53,986	$28,106

(2)	Represents matching amounts contributed by SPX to the SRSP. These amounts have been included in the All Other Compensation column of the Summary Compensation Table.

(3)	Aggregate earnings under the SRSP are not above market and, accordingly, are not included in the Summary Compensation Table.

44	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our current NEOs, except Mr. Reilly, are covered by change-in-control agreements, severance agreements, and stock plan award agreements governing compensation in the event of a termination of employment or a change in control of our Company. In addition, we have entered into an employment agreement with Mr. Lowe in lieu of a severance agreement. The following tables set forth the expected benefits to be received by each NEO (other than Mr. Harris, who resigned in September 2022, and Mr. Reilly, who is not entitled to any benefits upon termination or change-in-control) in the event of their termination resulting from various scenarios, assuming a termination date of December 31, 2022 and a stock price of $65.65, our closing stock price on December 30, 2022 the last trading day of fiscal 2022. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in additional text following, the tables.

Eugene J. Lowe, III	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		$2,000,000	(1)	$3,000,000	(2)
Bonus	$—		$1,050,000	(3)	$1,050,000	(3)	$2,908,626	(4)	$4,362,939	(5)
Value of Accelerated Equity	$—		$11,158,666	(6)	$11,158,666	(6)	$7,898,543	(7)	$11,158,666	(6)
All Other Compensation	$134,615	(8)	$134,615	(8)	$134,615	(8)	$285,403	(9)	$335,797	(10)
TOTAL	$134,615		$12,343,281		$12,343,281		$13,092,572		$18,857,402

J Randall Data	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		$521,167	(11)	$1,042,333	(1)
Bonus	$—		$364,817	(3)	$364,817	(3)	$521,167	(12)	$1,042,333	(4)
Value of Accelerated Equity	$—		$2,274,839	(6)	$2,274,839	(6)	$936,614	(7)	$2,274,839	(6)
All Other Compensation	$31,458	(8)	31,458	(8)	31,458	(8)	102,800	(13)	139,144	(14)
TOTAL	$31,458		$2,671,114		$2,671,114		$2,065,874		$4,466,902

John W. Swann, III	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		$560,000	(11)	$1,120,000	(1)
Bonus	$—		$392,000	(3)	$392,000	(3)	431,124	(12)	862,248	(4)
Value of Accelerated Equity	$—		$2,022,786	(6)	$2,022,786	(6)	$828,715	(7)	$2,022,786	(6)
All Other Compensation	$70,996	(8)	$70,996	(8)	$70,996	(8)	$140,782	(13)	$175,569	(14)
TOTAL	$70,996		$2,485,782		$2,485,782		$1,960,621		$4,180,603

2023 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

Sean McClenaghan	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		$560,000	(11)	$1,120,000	(1)
Bonus	$—		$392,000	(3)	$392,000	(3)	$392,000	(12)	$784,000	(4)
Value of Accelerated Equity	$—		$797,871	(6)	$797,871	(6)	$265,961	(7)	$797,871	(6)
All Other Compensation	$4,860	(8)	$4,860	(8)	$4,860	(8)	$67,942	(13)	$96,023	(14)
TOTAL	$4,860		$1,194,731		$1,194,731		$1,285,903		$2,797,894

(1)	Two times current base salary.

(2)	Three times current base salary.

(3)	Reflects annual bonus, which is equal to a pro-rated portion of the highest of actual bonus for year preceding termination or current-year target bonus.

(4)

Two times annual bonus, which is equal to the highest of actual bonus for year preceding termination or current-year target bonus plus the amount, if any, that the bonus that would have been paid to the executive for the bonus plan year in which such termination of employment occurs, based on the performance level actually attained, exceeds the amount payable under the highest of prior actual or current target bonus.

(5)

Three times annual bonus, which is equal to the highest of actual bonus for year preceding termination or current year target bonus plus the amount, if any, that the bonus that would have been paid to the executive for the bonus plan year in which such termination of employment occurs, based on the performance level actually attained, exceeds the amount payable under the highest of prior actual or current target bonus.

(6)	Represents the accelerated vesting of all unvested PSUs (at assumed target performance level), RSUs, and Options.

(7)

Represents the accelerated vesting of all unvested PSUs (at assumed target performance level), RSUs, and Options, which would have otherwise vested within two years of termination for Mr. Lowe and within one year for Mr. Data, Mr. Swann, and Mr. McClenaghan.

(8)

Other compensation includes a payout, in lieu of unused vacation accrued through December 2022, as a result of a change in paid time-off policies affecting all relevant employees, which change was adopted in December 2022.

(9)	Sum of other compensation for Mr. Lowe includes:

•	Payout in lieu of unused vacation accrued through December 2022 as a result of a change in paid time-off policies affecting all relevant employees, which change was adopted in December 2022

•	Maximum outplacement benefit for involuntary termination of $50,000.

•	The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.

•	The Company cost of health and welfare benefit continuation for 2 years.

•	The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 2 years.

(10)	Sum of other compensation for Mr. Lowe includes:

•	Payout in lieu of unused vacation accrued through December 2022 as a result of a change in paid time-off policies affecting all relevant employees, which change was adopted in December 2022

•	Maximum outplacement benefit for involuntary termination of $50,000.

•	The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.

•	The full cost of health and welfare and vision benefit continuation for 3 years.

•	The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 3 years.

(11)	One times current base salary.

(12)

One times annual bonus, which is equal to the highest of actual bonus for year preceding termination or current year target bonus plus the amount, if any, that the bonus that would have been paid to the executive for the bonus plan year in which such termination of employment occurs, based on the performance level actually attained, exceeds the amount payable under the highest of prior actual or current target bonus.

(13)	Sum of other compensation for Mr. Data, Mr. Swann, and Mr. McClenaghan includes:

•	Payout in lieu of unused vacation accrued through December 2022 as a result of a change in paid time-off policies affecting all relevant employees, which change was adopted in December 2022

46	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

•	Maximum outplacement benefit for involuntary termination of $35,000.

•	The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.

•	The Company cost of health and welfare benefit continuation for 1 year.

•	The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 1 year.

(14)	Sum of other compensation for, Mr. Data, Mr. Swann, and Mr. McClenaghan includes:

•	Payout in lieu of unused vacation accrued through December 2022 as a result of a change in paid time-off policies affecting all relevant employees, which change was adopted in December 2022

•	Maximum outplacement benefit for involuntary termination of $35,000.

•	The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.

•	The full cost of health and welfare and vision benefit continuation for 2 years.

•	The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 2 years.

2023 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table provides information, as of December 31, 2022, about SPX common stock that may be issued upon the exercise of options and rights under all our existing equity compensation plans, each of which was approved by our stockholders. This plans includes the 2019 Stock Compensation.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)

Equity Compensation Plans Approved By Stockholders	1,815,583	27.82	3,850,779

Total	1,815,583	27.82	3,850,779

(1)	Comprised of 1,286,014 shares issuable upon the exercise of outstanding Options and 529,569 shares issuable pursuant to RSUs and PSUs.

(2)	Excludes RSUs and PSUs.

48	2023 PROXY STATEMENT

PROPOSAL 2: APPROVAL OF NAMED EXECUTIVE OFFICERS’ COMPENSATION, ON A NON-BINDING ADVISORY BASIS (“SAY-ON-PAY”)

We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our NEOs, as disclosed in this Proxy Statement.

Although the vote is non-binding, the Committee and the Board value your opinion and will consider the outcome of the vote in revising our compensation philosophy and making future compensation decisions.

We intend to seek approval of our executive compensation on an annual basis.

WHY YOU SHOULD APPROVE OUR NEO COMPENSATION

During 2022, we continued to focus on our commitment to having an executive compensation program that is aligned with stockholder interests and our goal of sustaining our meaningful pay-for-performance culture.

Our executive compensation and executive compensation program are more fully described in the “Compensation Discussion and Analysis,” beginning on page 19, and in the “Summary Compensation Table” and subsequent tables, beginning on page 33.

OVERVIEW

Key Components of Our Compensation Program

Base Salary

We target base salary for NEOs in line with the market median and our peer companies for established performers.

Annual Incentive

We focus annual bonus pay based on operating income, cash flow, and revenue goals.

Long-term Incentives

We target long-term pay based 50% performance stock units, 25% on stock options, and 25% on restricted stock units.

Change in Control Provisions

We have double trigger provisions in the event of a change in control.

No Pledging or Hedging

We do not permit officer or director hedging or pledging of our common stock.

Benefits and Perquisites

We have no NEO participation in defined benefit pension plans or retiree medical benefits.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF NAMED EXECUTIVE OFFICERS’ COMPENSATION, ON A NON-BINDING ADVISORY BASIS (“SAY-ON-PAY”).

2023 PROXY STATEMENT	49

PROPOSAL 3: RECOMMENDATION ON FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICERS’ COMPENSATION, ON A NON-BINDING ADVISORY BASIS (“SAY-ON-FREQUENCY”)

At this Annual Meeting, we are also asking our stockholders to cast an advisory vote to recommend the frequency of our future advisory votes on our named executive officers’ compensation.

This non-binding advisory vote, commonly referred to as a “Say-on-Frequency” vote, gives stockholders the opportunity to express their views about how frequently we conduct a Say-on-Pay vote. At our 2017 Annual Meeting, our stockholders recommended that we hold our Say-on-Pay votes annually. You may vote for Say-on-Pay votes to be held every “1 YEAR,” “2 YEARS,” or “3 YEARS” or you may abstain from voting on this proposal.

After careful consideration of input from stockholders, the preference derived from voting results at other companies similar to ours, and practical commentary that has become widely available with respect to the Say-on-Frequency vote since its implementation, the Board is recommending that the Say-on-Pay vote continue to be held on an annual basis.

The results of the Say-on-Frequency vote will be advisory and will not be binding upon the Company or our Board. However, we will take into account the outcome of the Say-on-Frequency vote when determining how frequently the Company will conduct future Say-on-Pay votes and will disclose our frequency decision as required by the SEC. Unless and until the Board determines otherwise, the next Say-on-Frequency vote will occur at our 2029 Annual Meeting, in accordance with the requirement that a Say-on-Frequency vote occur at least every six years.

                        YOUR BOARD OF DIRECTORS

                    UNANIMOUSLY RECOMMENDS

                A VOTE FOR EVERY “1 YEAR” ON

            FREQUENCY OF FUTURE ADVISORY

        VOTES ON NAMED EXECUTIVE OFFICERS’

    COMPENSATION, ON A NON-BINDING

ADVISORY BASIS (“SAY-ON-FREQUENCY”).

50	2023 PROXY STATEMENT

AUDIT MATTERS

Audit Committee Report

The Audit Committee of the SPX Board of Directors consists of five directors. Each Audit Committee member is independent, as defined under SEC rules and the listing standards of the NYSE. The Audit Committee reviews SPX’s financial reporting process on behalf of the Board and is responsible for ensuring the integrity of the financial information reported by SPX.

Management is responsible for SPX’s financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“US GAAP”). SPX’s independent registered public accounting firm, which is appointed by the Audit Committee, is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of the independent registered public accounting firm included in the firm’s report on SPX’s financial statements.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), SPX’s independent registered public accounting firm since 2002. Management represented to the Audit Committee that SPX’s consolidated financial statements were prepared in accordance with US GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Standards of the Public Company Accounting Oversight Board (“PCAOB”) for communication with audit committees, under which Deloitte must provide us with additional information regarding the scope and results of its audit of SPX’s consolidated financial statements.

In addition, we have discussed with Deloitte its independence from SPX and SPX management, including matters in the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.

The Audit Committee discussed with SPX’s internal auditors and independent registered public accounting firm the overall scope and plans for its respective audits. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of SPX’s internal controls, and the overall quality of SPX’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in SPX’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC.

Audit Committee,

Meenal A. Sethna, Chair

Ricky D. Puckett

Robert B. Toth

Tana L. Utley

Angel Shelton Willis

2023 PROXY STATEMENT	51

AUDIT MATTERS

Other Audit Information

AUDIT AND NON-AUDIT FEE TABLE

During fiscal years 2022 and 2021, we retained our principal independent registered public accounting firm, Deloitte, to perform services in the following categories and amounts:

	2022	2021
Audit Fees(1)	$3,579,000	$3,705,000
Audit-Related Fees(2)	$60,000	$44,000
Tax Fees(3)	$37,000	$216,000
All Other Fees	$—	$340,000

(1)

Fees for audit services billed or expected to be billed relate to (a) audit of our annual financial statements and effectiveness of internal controls over financial reporting; (b) reviews of our quarterly financial statements; (c) statutory and regulatory audits; (d) audit of balance sheets and activities of acquired businesses; (e) other technical accounting assistance; and (f) consents, and other services related to SEC matters.

(2)	Fees for audit-related services include attest or audit services that are not required.

(3)	Fees for tax services relate to tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning.

PRE-APPROVAL BY AUDIT COMMITTEE

Our Audit Committee has adopted a policy that requires all audit and non-audit services performed by Deloitte to be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte. In addition, our pre-approval policy requires pre-approval by the Chair of the Audit Committee of fees and expenses for other non-audit services that may arise during the year. The policy requires the Chair to report any non-audit services that the Chair has pre-approved to the Audit Committee at each regularly scheduled meeting of the Audit Committee. In no event may Deloitte perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor, or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte’s independence.

52	2023 PROXY STATEMENT

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte has been our independent registered public accounting firm since 2002. The Audit Committee has engaged Deloitte to perform reviews, in accordance with the Standards of the Public Company Accounting Oversight Board, of our financial statements to be filed on Form 10-Q in 2023. Consistent with past practice, on December 13, 2022, the Audit Committee approved the engagement of Deloitte to perform the audit of the financial statements and internal controls over financial reporting included in SPX’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023. Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

2023 PROXY STATEMENT	53

QUESTIONS AND ANSWERS

Proxy Materials

Why am I receiving these materials?

We are mailing or making these materials available to you because we are soliciting your proxy to vote your shares in connection with our Annual Meeting, scheduled to take place on May 9, 2023, or at any adjournments or postponements of this meeting. We are first mailing or making available to stockholders this Proxy Statement, our Annual Report to Stockholders for the year ended December 31, 2022, and related materials on or about March 28, 2023.

Why did I receive a one-page notice of internet availability of proxy materials rather than a full set of proxy materials?

SEC rules allow companies to provide stockholders access to Proxy Materials over the internet rather than mailing the materials to stockholders. Accordingly, to conserve natural resources and reduce costs, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials. The Notice provides instructions for accessing the Proxy Materials on the website referred to in the Notice or for requesting printed copies of the Proxy Materials. The Notice also provides instructions for requesting the delivery of the Proxy Materials for future Annual Meetings in printed form.

Are the proxy materials available electronically?

Our Proxy Statement and our 2022 Annual Report to Stockholders are available on our website (www.spx.com) under the heading “Investor Relations—Financial Information—Annual Reports.” Additionally, and in accordance with SEC rules, you may access our Proxy Statement at www.envisionreports.com/SPXC (for stockholders of record) or www.edocumentview.com/SPXC (for all other stockholders), which do not have “cookies” that identify visitors to the sites.

Annual Meeting

What is the purpose of this meeting?

This is the Annual Meeting of the Company’s stockholders. At the meeting, we will be voting on:

•	The election of the three nominees named in this Proxy Statement to serve as directors until our 2026 Annual Meeting;

•	The approval of our named executive officers’ compensation, on a non-binding advisory basis;

•	The approval of frequency of future advisory votes on our named executive officers’ compensation, on a non-binding advisory basis;

•	The ratification of our Audit Committee’s appointment of our independent registered public accounting firm for 2023; and

•	Any other business properly brought before the meeting.

How does the Board recommend that I vote?

Proposal 1:	FOR the election of each of Mr. Puckett, Ms. Sethna, and Ms. Utley

Proposal 2:	FOR the approval of our named executive officers’ compensation.

Proposal 3:	FOR the approval of the frequency of future advisor votes on our named executive officers’ compensation on a non-binding advisory basis.

Proposal 4:	FOR the ratification of our Audit Committee’s appointment of our independent registered public accounting firm for 2023.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively virtually on the internet. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on March 13, 2023, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting meetnow.global/MLUHG9Y. You also will be able to vote your shares online by attending the Annual Meeting virtually on the internet.

To participate in the Annual Meeting, you will need to review the information included on your Notice, or proxy card.

54	2023 PROXY STATEMENT

QUESTIONS AND ANSWERS

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 8.00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

No recording of the Annual Meeting is allowed, including audio and video recording.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the Notice of Internet Availability of Proxy Materials or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting, you must submit proof of your proxy power (legal proxy) reflecting your SPX Technologies, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 4, 2023. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare

SPX Technologies, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Upon receipt of your confirmation of registration to participate in the meeting from Computershare go to meetnow.global/MLUHG9Yand enter your control number to log into the meeting.

How do I vote or ask a question during the meeting?

When you log onto the meeting website (meetnow.global/MLUHG9Y) you will see Vote and Q&A icons to vote and ask questions during the meeting.

We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to edit inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on meetnow.global/MLUHG9Y. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our website at www.spx.com.

2023 PROXY STATEMENT	55

QUESTIONS AND ANSWERS

Voting and Quorum

What is a proxy?

Our Board of Directors is asking for your proxy, which is a legal designation of another person to vote the shares you own. We have designated two officers of the Company, Eugene J. Lowe, III and Mark A. Carano, to vote your shares at the meeting in the way you instruct and, with regard to any other business that may properly come before the meeting, as they think best.

Who is entitled to vote?

Stockholders at the close of business on March 13, 2023 (the record date), are entitled to vote. On that date there were 45,538,397 shares of SPX common stock outstanding.

How many votes do I have?

Each share of SPX common stock that you own entitles you to one vote.

How do I vote if I do not attend the Annual Meeting?

If your shares are held in your name as a stockholder of record, then you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received for that account.

If your shares are held through a broker, bank, trustee, or other holder of record, then you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received or, if you received a voting instruction form from your brokerage firm, bank, trustee, or other similar entity by mail, then by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone or internet voting is available to you.

If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then this means you hold shares of our common stock in more than one account. You should complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, then you should not mail back the related proxy card.

Can I vote during the Annual Meeting?

Yes. If you were a stockholder on the record date, then you can vote your shares of common stock during the Annual Meeting. If your shares are held through a broker, bank, trustee, or other holder of record, then you may vote your shares only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm, bank, trustee, or other holder of record authorizing you to vote the shares it holds for you in its name. Please refer to “How do I register to attend the Annual Meeting virtually on the internet?” section above for further instructions.

Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

56	2023 PROXY STATEMENT

QUESTIONS AND ANSWERS

May I revoke my proxy?

You may revoke your proxy in one of four ways at any time before it is exercised:

•	Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

•	Submit another proxy with a later date;

•	Vote by telephone or internet after you have given your proxy; or

•	Vote at the Annual Meeting.

What constitutes a quorum?

The presence, directly or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or internet, or if you attend the Annual Meeting.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers, banks, trustees, or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all of the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists. Brokers are permitted to vote your shares on the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you.

What vote is required to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Votes Cast	No
Approval of Named Executive Officers’ Compensation, on a Non-binding Advisory Basis	Majority of Votes Cast	No
Recommendation on frequency of future advisor votes on our Named Executive Officers’ compensation, on a non-binding advisory basis.	Greatest Number of Votes Cast	No
Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Shares Present or Represented by Proxy and Entitled to Vote	Yes
Other Proposals	Majority of Shares Present or Represented by Proxy and Entitled to Vote	No

A majority of votes cast means that the number of shares voted for a director or proposal must exceed the number of shares voted against that director or proposal.

What is the impact of abstentions or broker non-votes?

An abstention is not considered as a share voted and will not impact the election of directors or the non-binding advisory vote to approve our named executive officers’ compensation.

In addition, since an abstention is considered a share present or represented by proxy and entitled to vote, as one less vote for approval it will have the effect of a vote against the ratification of our independent public accountants and other proposals that may be brought before the Annual Meeting.

2023 PROXY STATEMENT	57

QUESTIONS AND ANSWERS

A “broker non-vote” occurs when a broker, trustee, bank, or other nominee that holds shares on your behalf does not receive instructions from you on how to vote such shares and does not otherwise have discretion to vote because the matter is not considered routine. A broker non-vote is not considered as a share voted or entitled to vote and will not impact the vote on any of the proposals.

The NYSE does not consider the election of directors or matters relating to compensation to be routine. Unless the broker has received instructions from you, any broker holding shares for you will not have the ability to cast votes with respect to the election of directors or the approval of our named executive officers’ compensation, or the frequency of future advisory votes on named executive officers’ compensation. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted.

How does discretionary voting authority apply?

If you sign, date, and return your proxy card, then your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, then you give authority to Eugene J. Lowe, III and Mark A. Carano to vote on the items discussed in these proxy materials and any other matter properly brought at the Annual Meeting. In such a case, your vote will be cast:

•	FOR the election of the director nominees;

•	FOR the approval of our named executive officers’ compensation;

•	FOR Every “1 YEAR” frequency of future advisory votes on named executive officers’ compensation;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023; and

•	FOR or AGAINST any other properly raised matters at the discretion of Eugene J. Lowe, III and Mark A. Carano.

Who pays to prepare, mail, and solicit the proxies?

We will pay all the costs of preparing, mailing, and soliciting the proxies. We will ask brokers, banks, trustees, and other nominees and fiduciaries to forward the Proxy Materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing Proxy Materials, our directors, officers, and employees may solicit proxies in person, by telephone, or otherwise. These individuals will not be specially compensated. We have retained Georgeson LLC, a Computershare company, to assist us with inquiries of brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX common stock. We will supply them with additional copies of the Proxy Materials for distribution to the beneficial owners. We will pay Georgeson LLC an estimated fee of $1,800 plus reasonable out-of-pocket expenses. We have not retained a proxy solicitor for this Annual Meeting to assist us in soliciting your proxy; however, as proxy returns are counted we may determine it is necessary to retain a proxy solicitor, in which case we will pay an estimated fee of $12,500 plus reasonable out-of-pocket expenses.

Communications and Stockholder Proposals

How do I submit a stockholder proposal?

To bring a proposal other than the nomination of a director before an annual meeting, your notice of proposal must comply with the requirements of our By-laws and include any other information regarding you or any beneficial owner that would be required under the SEC’s proxy rules and regulations.

For a proposal to be included in our Proxy Statement for the 2023 Annual Meeting, you must submit it no later than November 29, 2023. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to our Corporate Secretary at our address on the cover of this Proxy Statement.

You also may submit a proposal that you do not want included in the Proxy Statement, but that you want to raise at the 2024 Annual Meeting. We must receive this type of proposal in writing on or after December 11, 2023, but no later than January 10, 2024.

58	2023 PROXY STATEMENT

QUESTIONS AND ANSWERS

How do I submit a director nominee?

If you wish to submit a nominee for director for the 2024 Annual Meeting, our Corporate Secretary must receive written notice of your intended nomination on or before January 10, 2024. You should send your nomination to our Corporate Secretary at our address on the cover of this Proxy Statement.

For a nomination to be properly brought before an annual meeting, your notice of nomination must comply with the requirements of our By-laws. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

You may also make recommendations for director nominees to the Governance & Sustainability Committee. Director nominations made to the Governance & Sustainability Committee is more fully described in the “Director Nominees, Qualifications, and Diversity” section, beginning on page 2.

2023 PROXY STATEMENT	59

APPENDIX A – RECONCILIATION OF GAAP TO

NON-GAAP FINANCIAL MEASURES

Adjusted results are non-GAAP financial measures that exclude adjustments for items that are non-cash, annual incentive related, and/or unusual in nature. The results of the settlement of the legacy dry cooling contract, charges for asbestos product liability matters, and certain other non-recurring items, have been excluded from the annual incentive targets and the results for annual incentive purposes in 2022. This appendix to the Proxy Statement includes reconciliations of the amounts of non-GAAP financial measures with the most comparable measures determined in accordance with accounting principles generally accepted in the United States (“GAAP”) and other important information regarding non-GAAP financial measures

The Proxy Statement includes guidance with respect to adjusted earnings per share, which is derived from adjusted net income. Each of these measures is a non-GAAP financial measure and does not provide investors with an accurate measure of the actual diluted income (loss) per share from continuing operations and income (loss) from continuing operations, respectively, reported by the Company and should not be considered as substitutes for diluted income (loss) per share from continuing operations and income (loss from continuing operations as determined in accordance with GAAP, and may not comparable to similarly titled measures reported by other companies. The Company believes these non-GAAP financial measures, when read in conjunction with the comparable GAAP financial measures, give investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of is ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses these non-GAAP financial measures as measures of the Company’s performance.

Adjusted Revenue

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED REVENUE (Unaudited; in millions)
	2022	2021	% Change
Consolidated revenue	$1,460.9	$1,219.5
Adjustments – Other	—	—
Adjusted revenue	1,460.9	1,219.5
Exclude currency impacts and aggregate revenue for recent acquisitions	(7.4)	(1.3)
Adjusted revenue for annual incentive purposes	$1,468.3	$1,220.8	20.3%

The revenue, operating income, and cash flow targets for annual incentive compensation purposes are determined at the beginning of the year based on currency exchange rates at such time. As such, the impacts of changes in currency exchange rates during the year are excluded in determining revenue, operating profit, and cash flows for annual incentive compensation purposes.

ITL was acquired in April 2022 and, thus, its revenues, operating income, and cash flows were not included in the annual incentive compensation targets that were determined at the beginning of the year. The actual revenues, operating incomes, and cash flows for ITL during the period April 2022 (time of acquisition) to December 2022 were not material, so the annual incentive targets for 2022 were not adjusted.

Cincinnati Fan & Ventilator Co., Inc. (“Cincinnati Fan”) was acquired in December 2021 and, thus, its revenues, operating income, and cash flows were not included in the annual incentive compensation targets that were determined at the beginning of the year. The actual revenues, operating income, and cash flows for Cincinnati Fan during December 2021 were not material, so the annual incentive targets for 2021 were not adjusted.

2023 PROXY STATEMENT	A-1

APPENDIX A

Adjusted Net Income and Adjusted Earnings Per Share

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (Unaudited; in millions)
	2022	2021	% Change
Consolidated net income from continuing operations	$19.8	$59.0
Adjustments – Exclude
Corporate expense	(18.2)	(8.6)
Acquisition-related costs	(1.9)	(5.1)
Long-term incentive compensation expense	0.8	—
Amortization of intangible assets	(28.5)	(21.6)
Impairment of intangible assets	(13.4)	(30.0)
Special charges, net	(0.3)	(0.2)
Other operating expense	(74.9)	4.1
Other income (expense), net	(16.7)	3.7
Loss on amendment/refinancing of senior credit agreement	(1.1)	(0.2)
Tax impacts of items above and various tax benefits	30.7	8.7
Adjusted net income	143.3	108.2
Consolidated net income from continuing operations	19.8	59.0
Diluted shares	46.221	46.495
Diluted earnings per share from continuing operations	0.43	1.27
Adjusted net income	143.3	108.2
Diluted shares	46.221	46.495
Adjusted earnings per share	$3.10	$2.33	33.0%

Adjusted operating income, adjusted net income, and adjusted earnings per share, are defined as operating income, net income from continuing operations, and diluted net income per share from continuing operations excluding the following items, as applicable: (a) acquisition and strategic/transformation related expenses incurred during the period, (b) costs associated with our South Africa and Transformer Solutions businesses that could not be allocated to discontinued operations for U.S. GAAP purposes, (c) a reclassification of transition services income from “Other income (expense), net, (d) inventory step-up charges and integration costs related to recent acquisitions, (e) a gain related to long-term incentive compensation forfeitures, (f) amortization expense associated with acquired intangible assets, (g) non-cash charges related to the impairment of goodwill and intangible assets, (h) non-cash asset write-down associated with acquisition integration activities, (i) the loss related to the Asbestos Portfolio Sale, (j) a charge of related to revisions of recorded liabilities for asbestos-related claims, (k) gains/losses related to revisions of the liability associated with contingent consideration on a recent acquisition, (l) gains/losses on an equity security associated with a fair value adjustment, (m) non-service pension and postretirement gains/losses, (n) non-cash charge and certain expenses incurred in connection with an amendments to our senior credit agreement, (o) the tax impact of items (a) through (n) above and the removal of certain discrete income tax charges and benefits that are considered non-recurring. The Company’s management views the impact related to each of the other items as not indicative of the Company’s ongoing performance.

A-2	2023 PROXY STATEMENT

APPENDIX A

The Company believes adjusted operating income, adjusted net income, and adjusted earnings per share gives investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses adjusted operating income, adjusted net income, and adjusted earnings per share as measures of the Company’s performance.

Adjusted Operating Income

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME (Unaudited; in millions)
	2022	2021	% Change
Consolidated Operating Income	$51.0	$73.7
Adjustments – Include
TSA Income	2.9	0.9
Adjustments – Exclude
Acquisition related and other costs(1)	(16.7)	(13.0)
Other operating expense	(74.9)	4.1
Amortization expense	(28.5)	(21.6)
Impairment of intangible assets	(13.4)	(30.0)
Adjusted operating income	187.4	135.1	38.7%
Exclude:
Corporate annual incentive expense	7.8	8.2
Other, net	(0.9)	(0.5)
Adjusted operating income for annual incentive purposes	$194.3	$142.8

(1)	See “Statement 2” for additional details of the adjustment.

2023 PROXY STATEMENT	A-3

APPENDIX A

Adjusted Free Cash Flow

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED FREE CASH FLOW (Unaudited; in millions)
2022
Net operating cash flows from continuing operations	$(115.2)

Less: Capital expenditures	15.9

Free cash flow used in continuing operations	(131.1)

Exclude:

Payments associated with Asbestos Portfolio Sale(1)	(143.3)

Income tax payments(2)	(59.6)

Legacy liability payments(2)	(39.5)

Acquisition related payments(1)	(15.2)
Other(1)	(4.9)
Adjusted free cash flow for annual incentive purposes	$131.4

(1)	Adjustment aligns with the adjustments in the GAAP to Adjusted EPS reconciliation.

(2)	In addition to the items noted in (1) above, cash flow targets for annual incentive purposes exclude income tax refunds/payments and legacy liability payments (asbestos, environmental, and pension).

A-4	2023 PROXY STATEMENT

6325 Ardrey Kell Rd, Suite 400 • Charlotte, NC 28277 • USA

980-474-3700 • www.spx.com

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2023 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 4 and 1 YEAR on Proposal 3. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01—Ricky D. Puckett 02—Meenal A. Sethna 03—Tana L. Utley (Term will expire in 2026) (Term will expire in 2026) (Term will expire in 2026) For Against Abstain 1 Year 2 Years 3 Years Abstain 2. Approval of Named Executive Officers’ Compensation, on a 3. Recommendation on Frequency of Future Advisory Non-binding Advisory Basis. Votes on Named Executive Officers’ Compensation, on a Non-binding Advisory Basis. 4. Ratification of Appointment of Deloitte & Touche LLP as the 5. In their discretion, the Proxies are authorized to vote upon Company’s Independent Registered Public Accounting Firm such other business as may properly come before the meeting. for 2023. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 574208 +

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. SPX Technologies, Inc. Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2023 Eugene J. Lowe, III and Mark A. Carano, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of SPX Technologies, Inc. to be held on May 9, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and items 2 and 4 and 1 YEAR on item 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)